                                                                     Exhibit 4.1

                                                                  EXECUTION COPY


                                   INDENTURE

                                  by and among

                        HARNISCHFEGER INDUSTRIES, INC.
                       (TO BE RENAMED JOY GLOBAL INC.),
                                   as Issuer,

                          THE GUARANTORS NAMED HEREIN

                                      and

                           BNY MIDWEST TRUST COMPANY
                                   as Trustee

                           Dated as of July 10, 2001

                              Up to $167,000,000

                          10.75% SENIOR NOTES DUE 2006

                               TABLE OF CONTENTS*

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ARTICLE 1
            DEFINITIONS.............................................................................     1
            SECTION 1.1    Definitions..............................................................     1

ARTICLE 2
            SENIOR NOTES............................................................................    16
     SECTION 2.1         Forms Generally............................................................    16
     SECTION 2.2         Form of Trustee's Certificate of Authentication............................    16
     SECTION 2.3         Title; Terms; Registrar and Paying Agent...................................    17
     SECTION 2.4         Authentication and Dating..................................................    18
     SECTION 2.5         Date and Denomination of Senior Notes......................................    18
     SECTION 2.6         Execution of Senior Notes..................................................    19
     SECTION 2.7         Exchange and Registration of Transfer of Senior Notes......................    19
     SECTION 2.8         Mutilated, Destroyed, Lost or Stolen Senior Notes..........................    20
     SECTION 2.9         Temporary Senior Notes.....................................................    21
     SECTION 2.10        Cancellation of Senior Notes Paid, etc.....................................    21
     SECTION 2.11        Global Notes...............................................................    21
     SECTION 2.12        CUSIP Numbers..............................................................    22

ARTICLE 3

            PARTICULAR COVENANTS OF THE CORPORATION.................................................    22
     SECTION 3.1         Payment of Principal, Premium and Interest.................................    22
     SECTION 3.2         Offices for Notices and Payments, etc......................................    23
     SECTION 3.3         Appointments to Fill Vacancies in Trustee's Office.........................    23
     SECTION 3.4         Provision as to Paying Agent...............................................    23
     SECTION 3.5         Certificate to Trustee.....................................................    24
     SECTION 3.6         Compliance with Consolidation Provisions...................................    24
     SECTION 3.7         Liens......................................................................    24
     SECTION 3.8         Sale and Leaseback Transactions............................................    24
     SECTION 3.9         Restricted Payments........................................................    24
     SECTION 3.10        Dividend and Other Payment Restrictions Affecting Subsidiaries.............    27
     SECTION 3.11        Incurrence of Indebtedness.................................................    28
     SECTION 3.12        Asset Sales................................................................    30
     SECTION 3.13        Transactions with Affiliates...............................................    31
     SECTION 3.14        Offer to Repurchase Upon Change of Control.................................    32
     SECTION 3.15        Designation of Restricted and Unrestricted Subsidiaries....................    34
     SECTION 3.16        Additional Senior Subsidiary Guarantees....................................    34
     SECTION 3.17        Notice of Default..........................................................    34
     SECTION 3.18        Conduct of Business........................................................    34
     SECTION 3.19        Limitation of Ownership of Capital Stock of Certain Restricted
                         Subsidiaries...............................................................    34
     SECTION 3.20        Limitation on Layered Indebtedness.........................................    34

____________________________

 *    THIS TABLE OF CONTENTS SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE A PART
      OF THE INDENTURE.

                                       i
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ARTICLE 4

               HOLDERS' LISTS AND REPORTS BY THE CORPORATION AND THE TRUSTEE........................    35
     SECTION 4.1         Holders' Lists.............................................................    35
     SECTION 4.2         Preservation and Disclosure of Lists.......................................    35
     SECTION 4.3         Reports by Corporation.....................................................    36
     SECTION 4.4         Reports by the Trustee.....................................................    37

ARTICLE 5

               REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT..............................    37
     SECTION 5.1         Events of Default..........................................................    37
     SECTION 5.2         Payment of Senior Notes on Default; Suit Therefor..........................    39
     SECTION 5.3         Application of Moneys Collected by Trustee.................................    40
     SECTION 5.4         Proceedings by Holders.....................................................    40
     SECTION 5.5         Proceedings by Trustee.....................................................    40
     SECTION 5.6         Remedies Cumulative and Continuing.........................................    41
     SECTION 5.7         Direction of Proceedings and Waiver of Defaults by Majority of Holders.....    41
     SECTION 5.8         Notice of Defaults.........................................................    41
     SECTION 5.9         Undertaking to Pay Costs...................................................    42

ARTICLE 6

               CONCERNING THE TRUSTEE...............................................................    42
     SECTION 6.1         Duties and Responsibilities of Trustee.....................................    42
     SECTION 6.2         Reliance on Documents, Opinions, etc.......................................    43
     SECTION 6.3         No Responsibility for Recitals, etc........................................    44
     SECTION 6.4         Trustee, Authenticating Agent, Certain Others May Own Senior Notes.........    44
     SECTION 6.5         Moneys to be Held in Trust.................................................    44
     SECTION 6.6         Compensation and Expenses of Trustee.......................................    45
     SECTION 6.7         Officers' Certificate as Evidence..........................................    45
     SECTION 6.8         Conflicting Interest of Trustee............................................    45
     SECTION 6.9         Eligibility of Trustee.....................................................    46
     SECTION 6.10        Resignation or Removal of Trustee..........................................    46
     SECTION 6.11        Acceptance by Successor Trustee............................................    47
     SECTION 6.12        Succession by Merger, etc..................................................    47
     SECTION 6.13        Limitation on Rights of Trustee as a Creditor..............................    48
     SECTION 6.14        Authenticating Agents......................................................    48

ARTICLE 7

               CONCERNING THE HOLDERS...............................................................    49
     SECTION 7.1         Action by Holders..........................................................    49
     SECTION 7.2         Proof of Execution by Holders..............................................    49
     SECTION 7.3         Who Are Deemed Absolute Owners.............................................    49
     SECTION 7.4         Senior Notes Owned by Corporation Deemed Not Outstanding...................    50
     SECTION 7.5         Revocation of Consents; Future Holders Bound...............................    50
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                                      ii
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ARTICLE 8

             HOLDERS' MEETINGS......................................................................    50
     SECTION 8.1         Purposes of Meetings.......................................................    50
     SECTION 8.2         Call of Meetings by Trustee................................................    51
     SECTION 8.3         Call of Meetings by Corporation or Holders.................................    51
     SECTION 8.4         Qualifications for Voting..................................................    51
     SECTION 8.5         Regulations................................................................    51
     SECTION 8.6         Voting.....................................................................    52

ARTICLE 9

             SUPPLEMENTAL INDENTURES................................................................    52
     SECTION 9.1         Supplemental Indentures without Consent of Holders.........................    52
     SECTION 9.2         Supplemental Indentures with Consent of Holders............................    53
     SECTION 9.3         Compliance with Trust Indenture Act; Effect of Supplemental Indentures.....    54
     SECTION 9.4         Notation on Senior Notes...................................................    54
     SECTION 9.5         Evidence of Compliance of Supplemental Indenture to be Furnished Trustee...    54

ARTICLE 10

             CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE......................................    54
     SECTION 10.1        Corporation May Consolidate, etc., on Certain Terms........................    54
     SECTION 10.2        Successor Corporation to be Substituted for Corporation....................    55
     SECTION 10.3        Opinion of Counsel to be Given Trustee.....................................    55

ARTICLE 11

             SATISFACTION AND DISCHARGE.............................................................    55
     SECTION 11.1        Discharge of Indenture and Senior Subsidiary Guarantees....................    55
     SECTION 11.2        Deposited Moneys and U.S. Government Obligations Held in Trust.............    56
     SECTION 11.3        Paying Agent to Repay Moneys Held..........................................    56
     SECTION 11.4        Return of Unclaimed Moneys.................................................    56
     SECTION 11.5        Defeasance Upon Deposit of Moneys or U.S. Government Obligations...........    57

ARTICLE 12

             IMMUNITY OF INCORPORATORS, STOCKHOLDERS,OFFICERS AND DIRECTORS.........................    58
     SECTION 12.1        Indenture and Senior Notes Solely Corporate Obligations....................    58

ARTICLE 13

             MISCELLANEOUS PROVISIONS...............................................................    58
     SECTION 13.1        Successors.................................................................    58
     SECTION 13.2        Official Acts by Successor Corporation.....................................    59
     SECTION 13.3        Surrender of Corporation Powers............................................    59
     SECTION 13.4        Addresses for Notices, etc.................................................    59
     SECTION 13.5        Governing Law..............................................................    59
     SECTION 13.6        Evidence of Compliance with Conditions Precedent...........................    59
     SECTION 13.7        Legal Holidays.............................................................    60
     SECTION 13.8        Trust Indenture Act to Control.............................................    60
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                                      iii
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     SECTION 13.9        Table of Contents, Headings, etc...........................................    60
     SECTION 13.10       Execution in Counterparts..................................................    60
     SECTION 13.11       Separability...............................................................    60
     SECTION 13.12       Assignment.................................................................    60

ARTICLE 14

             REDEMPTION OF SENIOR NOTES.............................................................    61
     SECTION 14.1        Applicability of Article...................................................    61
     SECTION 14.2        Optional Redemption........................................................    61
     SECTION 14.3        Election to Redeem; Notice to Trustee......................................    61
     SECTION 14.4        Selection by Trustee of Senior Notes to Be Redeemed........................    61
     SECTION 14.5        Notice of Redemption.......................................................    61
     SECTION 14.6        Deposit of Redemption Price................................................    62
     SECTION 14.7        Senior Notes Payable on Redemption Date....................................    62
     SECTION 14.8        Senior Notes Redeemed in Part..............................................    62
     SECTION 14.9        Offer to Purchase by Application of Excess Proceeds........................    63

ARTICLE 15

             SENIOR SUBSIDIARY GUARANTEES...........................................................    64
     SECTION 15.1        Guarantee..................................................................    64
     SECTION 15.2        Limitation on Guarantor Liability..........................................    65
     SECTION 15.3        Execution and Delivery of Senior Subsidiary Guarantee......................    65
     SECTION 15.4        Guarantors May Consolidate on Certain Terms................................    66
     SECTION 15.5        Releases Following Sale of Assets..........................................    66


EXHIBIT A -- Form of Senior Note
EXHIBIT B -- Form of Notation of Senior Subsidiary Guarantee
EXHIBIT C -- Form of Supplemental Indenture To Be Delivered by Subsequent
             Guarantors

Schedule I -- Schedule of Guarantors

                             CROSS-REFERENCE TABLE

of provisions of the Trust Indenture Act to the provisions of the Indenture, dated as of July 10, 2001 by and among Harnischfeger Industries, Inc. (to be renamed Joy Global Inc.), the Guarantors identified on Schedule I attached hereto and BNY Midwest Trust Company, as Trustee:


ACT SECTION                                            INDENTURE SECTION
310(a)(1)..................................................   6.9
310(a)(2)..................................................   6.9
310(a)(3)..................................................   N/A
310(a)(4)..................................................   N/A
310(b).....................................................   6.8; 6.10
310(c).....................................................   N/A
311(a).....................................................   6.13
311(b).....................................................   6.13
311(c).....................................................   N/A
312(a).....................................................   4.1; 4.2(a)
312(b).....................................................   4.2(b); 4.2(c)
312[ ].....................................................   4.2(b); 4.2(c)
313(a).....................................................   4.4(a)
313(b)(1)..................................................   N/A
313(b)(2)..................................................   4.4(b); 4.4(e)
313(c).....................................................   4.4(c); 4.4(e)
313(d).....................................................   4.4(d); 4.4(e)
314(a).....................................................   4.3
314(b).....................................................   N/A
314(c)(1)..................................................   13.6
314(c)(2)..................................................   13.6
314(c)(3)..................................................   N/A
314(d).....................................................   N/A
314(e).....................................................   13.6
314(f).....................................................   N/A
315(a).....................................................   6.1
315(b).....................................................   5.8
315(c).....................................................   6.1
315(d).....................................................   6.1
315(e).....................................................   5.9
316(a)(1)..................................................   5.7; 13.8(b)
316(a)(2)..................................................   Omitted
316(a) last sentence.......................................   7.4
316(b).....................................................   5.4
317(a).....................................................   5.2
317(b).....................................................   3.4(a)
318(a).....................................................   13.8


THIS CROSS-REFERENCE TABLE IS NOT PART OF THE INDENTURE AS EXECUTED.

     THIS INDENTURE, dated as of July 10, 2001, by and among Harnischfeger Industries, Inc. (to be renamed Joy Global Inc.), a Delaware corporation (hereinafter sometimes called the "Corporation"), the Guarantors identified on
                                   -----------
Schedule I attached hereto (collectively, the "Guarantors"), and BNY Midwest
                                               ----------
Trust Company, an Illinois banking corporation, as trustee (hereinafter sometimes called the "Trustee"),
                      -------

                             W I T N E S S E T H :

     WHEREAS, for its lawful corporate purposes, the Corporation has duly authorized the issuance of its 10.75% Senior Notes Due 2006 (the "Senior Notes")
                                                                  ------------
and, to provide the terms and conditions upon which the Senior Notes are to be authenticated, issued and delivered, the Corporation and the Guarantors have duly authorized the execution of this Indenture; and

     WHEREAS, all acts and things necessary to make this Indenture a valid agreement according to its terms have been done and performed;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     In consideration of the premises, the Corporation and the Guarantors covenant and agree with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Senior Notes as follows:


                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.1  Definitions.

     The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture which are defined in the Trust Indenture Act, as amended (the "Trust Indenture
                                                               ---------------
Act"), or which are by reference therein defined in the Securities Act of 1933,
---
as amended (the "Securities Act"), shall (except as herein otherwise expressly
                 --------------
provided or unless the context otherwise requires) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with GAAP. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Acquired Debt" means, with respect to any specified Person (i)
      -------------
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" means, with respect to a specified Person, any other Person
      ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Affiliate Transaction" shall have the meaning given to such term in
      ---------------------
Section 3.13.

     "Agent" means any Registrar, Paying Agent or co-registrar.
      -----

     "Asset Sale" means:  (i) the sale, lease, conveyance or other disposition
      ----------
of any assets or rights, other than sales of inventory in the ordinary course of business; provided that the sale, conveyance or other disposition of all or
          --------
substantially all of the assets of the Corporation and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of Section
3.14 hereof and not by the provisions of Section 3.12 hereof; and (ii) the issuance of Equity Interests by any of the Corporation's Restricted Subsidiaries or the sale of Equity Interests in any of the Corporation's Subsidiaries. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that involves assets having a fair market value of less than $1 million; (ii) a transfer of assets between or among the Corporation and its Wholly Owned Restricted Subsidiaries; (iii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Corporation or to another Wholly Owned Restricted Subsidiary; (iv) the licensing of intellectual property in the ordinary course of business; (v) disposals or replacements of obsolete, uneconomical, negligible, worn-out or surplus property in the ordinary course of business;
(vi) the sale or other disposition of cash or Cash Equivalents or Marketable Securities; (vii) sales of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash or Cash Equivalents or Marketable Securities in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP; (viii) a Permitted Investment involving businesses or assets outside of the United States; (ix) a Restricted Payment that is permitted under Section 3.9 hereof; or
(x) Third-Party Financing Transactions.

     "Asset Sale Offer" shall have the meaning given to such term in Section
      ----------------
14.9.

     "Attributable Debt" in respect of a sale and leaseback transaction means,
      -----------------
at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Authenticating Agent" means any agent or agents of the Trustee which at
      --------------------
the time shall be appointed and acting pursuant to Section 6.14.

     "Bank Credit Facility" means, with respect to the Corporation or its
      --------------------
Restricted Subsidiaries, one or more credit facilities, commercial paper or letter of credit facilities in the bank credit market (which may include customary institutional investor participation) or receivables financings (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in the bank credit market or receivables financing market, as the case may be, in whole or in part from time to time.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state
      --------------
law for the relief of debtors.

     "Board of Directors" means the Board of Directors or the Executive
      ------------------
Committee or any other duly authorized committee of the Board of Directors of the Corporation.

     "Board Resolution" means, with respect to the Corporation, a copy of a
      ----------------
resolution certified by the Secretary or an Assistant Secretary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and, with respect to any Guarantor, a copy of a resolution certified by the Secretary or an Assistant Secretary or a similar officer, partner or manager of such Guarantor, to have been duly adopted by the board of directors (or other similar governing body) of such Guarantor and to be in full force and effect on the date of such certification.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday
      ------------
which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Lease Obligation" means, at the time of any determination thereof
      ------------------------
is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock;
      -------------
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars; (ii) securities issued
      ----------------
or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit
                                       --------
of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any lender under the Bank Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above; (v) commercial paper having a rating of at least A1 or P-1 from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within twelve months after the date of acquisition; and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (v) of this definition.

     "Certificate" means a certificate signed by the principal executive
      -----------
officer, the principal financial officer or the principal accounting officer of the Corporation.

     "Certificate of Authentication" means the certificate issued by the Trustee
      -----------------------------
or the Authenticating Agent as to the form of Senior Note issued under the Indenture.

     "Change of Control" means the occurrence of one or more of the following
      -----------------
events:

     (a) any Person or Group (other than a Person which is an Initial Holder or an Affiliate of an Initial Holder or a Group which includes one or more Initial Holders or Affiliates of one or more Initial Holders) is or becomes the "beneficial owner," directly or indirectly, in the aggregate of at least a majority of the total voting power of the Voting Stock of the Corporation (including a Surviving Entity, if applicable), whether by virtue of the issuance, sale or other disposition of Capital Stock by the Corporation or a direct or indirect holder of Capital Stock of the Corporation, a merger or consolidation involving the Corporation or such Person or Group, a sale of all or substantially all of its assets by the Corporation or such Person or Group, or otherwise; or

     (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Corporation was either
(i) approved by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) made by an Initial Holder or an Affiliate of an Initial Holder) cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office; or

     (c) the approval by the holders of Capital Stock of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation, whether or not otherwise in compliance with the provisions of the Indenture; or

     (d) the Corporation consolidates with, or merges with or into, another Person, or the Corporation sells, conveys, assigns, transfers, leases or otherwise disposes of all or substantially all of the assets of the Corporation, determined on a consolidated basis, to any Person, other than a transaction where immediately after such transaction the Person or Persons that "beneficially owned" immediately prior to such transaction a majority of the total then outstanding Voting Stock of the Corporation "beneficially own", directly or indirectly, a majority of the total voting power of the then outstanding Voting Stock of the Surviving Entity; or

     (e) the Corporation directly or indirectly sells, conveys, assigns, transfers, leases or otherwise disposes of all or substantially all of the Capital Stock, assets and/or operations of the underground mining equipment business of Joy Technologies Inc. (d/b/a/ Joy Mining Machinery) and its Subsidiaries, or any successor entity thereto, and/or the surface mining equipment business of Harnischfeger Corporation (d/b/a/ P&H Mining Equipment) and its Subsidiaries, or any successor entity thereto, other than to the Corporation or a Restricted Subsidiary.

     For purposes of this definition:

         (i) "beneficial owner" shall have the meaning specified in Rules 13d-3 and 13d-5 under the Exchange Act, except that any Person or Group shall be deemed to have "beneficial ownership" of all securities that such Person or has the right to acquire, whether such right is exercisable immediately, only after the passage of time or upon the occurrence of a subsequent condition; and

         (ii) "Person" and "Group" shall have the meanings for "person" and "group" as used in Sections 13(d) and 14(d) of the Exchange Act.

     "Change of Control Offer" shall have the meaning given to such term in
      -----------------------
Section 3.14.

     "Change of Control Payment" shall have the meaning given to such term in
      -------------------------
Section 3.14.

     "Change of Control Payment Date" shall have the meaning given to such term
      ------------------------------
in Section 3.14.

     "Commission" means the Securities and Exchange Commission, as from time to
      ----------
time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Consolidated EBITDA" of the Corporation means, for any period, the sum
      -------------------
(without duplication) of the Corporation's (i) Consolidated Net Income and (ii), to the extent Consolidated Net Income has been reduced thereby, (A) taxes based on income or profits (and all foreign withholding taxes) of the Corporation and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense and (C) Consolidated Noncash Charges, less (x) all non-cash credits and gains increasing Consolidated Net Income for such period (other than the accrual of revenue) and (y) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.

     "Consolidated Interest Expense" of the Corporation means, for any period,
      -----------------------------
the sum, without duplication and determined on a consolidated basis in accordance with GAAP, of: (i) the aggregate of cash and non-cash interest expense of the Corporation and its Restricted Subsidiaries, including, without limitation (whether or not interest expense in accordance with GAAP): (a) any amortization or accretion of debt discount or any interest paid on Indebtedness of the Corporation in the form of additional Indebtedness, (b) any amortization of deferred financing costs, (c) the net costs under Hedging Obligations (including amortization of fees), (d) all capitalized interest, (e) the interest portion of any deferred payment obligation, (f) commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptances, and (g) any interest expense on Indebtedness of another Person that is Guaranteed by the Corporation or one of its Restricted Subsidiaries or secured by a Lien on the assets of the Corporation or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon); (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Corporation and its Restricted Subsidiaries during such period and (iii) the product of (1) the amount of all cash and non-cash dividend payments on any series of preferred stock or Disqualified Capital Stock (other than dividends paid in Qualified Capital Stock or paid, accrued or scheduled to be paid or accrued to the Corporation or a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times (2) a
                                                                    -----
fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated U.S. federal, state and local tax rate of the Corporation, expressed as a decimal.

     "Consolidated Net Income" of the Corporation means, for any period, the sum
      -----------------------
of (i) the aggregate net income (or loss) of the Corporation and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP and (ii) Fresh Start Charges for such period; provided that there
                                                        --------
shall be excluded from aggregate net income (or loss) (a) gains and losses from Asset Sales (without regard to the $1 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP, (b) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP, (c) items classified as a cumulative effect accounting change or as extraordinary gains and losses, and the related tax effects according to GAAP, (d) the net income of any Restricted Subsidiary of the Corporation to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Corporation of that income is prohibited by contract, operation of law or otherwise, excluding for purposes of this clause (d), in the case of the calculation of the EBITDA Coverage Ratio only, limitations under credit facilities, indentures or other contracts relating to Permitted Debt incurred or outstanding under clause (d) of Section 3.11, (e) the net income of any Person other than a Restricted Subsidiary of the Corporation, except to the extent of cash dividends or distributions paid to the Corporation or a Restricted Subsidiary of the Corporation by such Person, (f) any increase or decrease in net income attributable to minority interests in any Restricted Subsidiary, and
(g) for purposes of calculating Consolidated Net Income pursuant to clause
(d)(iii)(1) of Section 3.9 only, (A) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Corporation or any Restricted Subsidiary and (B) any earnings of a Surviving Entity (other than the Corporation) prior to assuming the Corporation's obligations under this Indenture and the Senior Notes pursuant to Section 10.1.

     "Consolidated Noncash Charges" of the Corporation means, for any period,
      ----------------------------
the aggregate depreciation, amortization and other non-cash expenses of the Corporation and its Restricted Subsidiaries reducing Consolidated Net Income of the Corporation for such period (excluding Fresh Start Charges) determined on a consolidated basis in accordance with GAAP, but excluding any such non-cash charge which requires an accrual of or a reserve for cash charges for any future period.

     "Corporation" means Harnischfeger Industries, Inc. (to be renamed Joy
      -----------
Global Inc.), a Delaware corporation, and, subject to the provisions of Article Ten, shall include its successors and assigns.

     "Custodian" means any receiver, trustee, assignee, liquidator, or similar
      ---------
official under any Bankruptcy Law.

     "Default" means any event, act or condition that with notice or lapse of
      -------
time, or both, would constitute an Event of Default.

     "Defaulted Interest" shall have the meaning given to such term in Section
      ------------------
2.5.

     "Defeasance Agent" shall have the meaning given to such term in Section
      ----------------
11.5(c).

     "Depository Institution" means, with respect to Senior Notes which the
      ----------------------
Corporation shall determine will be issued as Global Notes, The Depository Trust Company, New York, New York, The Philadelphia Depository Trust Company, Philadelphia, Pennsylvania, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which, in each case, shall be designated by the Corporation pursuant to either Section 2.3 or Section 2.11.

     "Discharged" shall have the meaning given to such term in Section 11.5(b).
      ----------

     "Disqualified Capital Stock" means that portion of any Capital Stock which,
      --------------------------
by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the Stated Maturity of the Senior Notes.

     "Domestic Subsidiary" means a Subsidiary that is (i) formed under the laws
      -------------------
of the United States of America or a state or territory thereof or (ii) as of the date of determination, treated as a domestic entity or a partnership or a division of a domestic entity for United States federal income tax purposes.

     "EBITDA Coverage Ratio" of the Corporation means, for any period, the ratio
      ---------------------
of the Consolidated EBITDA of the Corporation for such period to the Consolidated Interest Expense of the Corporation for such period. In the event that the Corporation or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the EBITDA Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the EBITDA Coverage Ratio is made (the "Calculation Date"), then the EBITDA Coverage Ratio shall be
           ----------------
calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the EBITDA Coverage Ratio: (i) acquisitions or dispositions outside the ordinary course of business that have been made by the Corporation or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions or designations of Restricted Subsidiaries or Unrestricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated EBITDA for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act; (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (iii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the Corporation or any of its Restricted Subsidiaries following the Calculation Date.

     "Effective Date" shall have the meaning given to such term in the Plan.
      --------------

     "Equity Interests" means Capital Stock and all warrants, options or other
      ----------------
rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Event of Default" means any event specified in Section 5.1, continued for
      ----------------
the period of time, if any, and after the giving of the notice, if any, therein designated.

     "Excess Proceeds" shall have the meaning given to such term in Section
      ---------------
3.12.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Excluded Subsidiary" means any Subsidiary of the Corporation which is not
      -------------------
a Domestic Subsidiary.

     "Existing Indebtedness" means Indebtedness of the Corporation and its
      ---------------------
Subsidiaries (other than Indebtedness under any Bank Credit Facility, Indebtedness of any Excluded Subsidiary (other than Indebtedness incurred or outstanding under Section 3.11(d)) or any Indebtedness which meets the requirements of clause (g), (h), (k) or (l) of the definition of Permitted Debt) in existence on the Issue Date, until such amounts are repaid.

     "Fresh Start Changes" means, for any period, the aggregate non-cash charges
      -------------------
of the Corporation and its Restricted Subsidiaries arising from the application of fresh start accounting principles, determined on a consolidated basis in accordance with GAAP.

     "GAAP" means United States generally accepted accounting principles
      ----
consistently applied and maintained throughout the period indicated and consistent with the prior financial practices of the Corporation except for (i) changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing and (ii) changes to any such principles deemed by the Corporation to be preferable and the use of which has been approved by the Corporation's independent certified public accountants.

     "Global Notes" means, with respect to any of the Senior Notes, a Senior
      ------------
Note executed by the Corporation and delivered by the Trustee to the Depository Institution or pursuant to the Depository Institution's instruction, all in accordance with this Indenture, which shall be registered in the name of the applicable Depository Institution or its nominee.

     "Guarantee" means a direct or indirect guarantee of all or any part of any
      ---------
Indebtedness (other than by endorsement of negotiable instruments for collection in the ordinary course of business), including without limitation by way of a pledge of assets, through letters of credit or reimbursement agreements in respect of such Indebtedness or through keep-well agreements in respect of such Indebtedness, agreements to maintain financial statement conditions or agreements to purchase or pay such Indebtedness.

     "Guarantors" means (i) each Restricted Subsidiary that is or becomes a
      ----------
Domestic Subsidiary of the Corporation (other than (A) a Receivables Subsidiary and (B) Industries Insurance, Inc., a Vermont insurance company); and (ii) any other Subsidiary that executes a Senior Subsidiary Guarantee in accordance with the provisions of this Indenture.

     "Hedging Obligations" means, with respect to any specified Person, the
      -------------------
obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (ii) similar agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder," "Holder of Senior Notes," or other similar terms, means any
      ------    ----------------------
person in whose name at the time a particular Senior Note is registered on the Senior Note Register in accordance with the terms hereof.

     "Indebtedness" means, with respect to any specified Person, any
      ------------
indebtedness of such Person, whether or not contingent, in respect of: (i) borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or outstanding letters of credit (or reimbursement agreements in respect thereof); (iii) banker's acceptances; (iv) representing Capital Lease Obligations; (v) the deferred balance of the purchase price of any property acquired outside of the ordinary course of business which remains unpaid, except any such balance that constitutes an operating lease payment, accrued expense, trade payable or similar current liability not overdue by more than 90 days;
(vi) any Hedging Obligations or Other Hedging Agreements; (vii) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; and (viii) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided, that: (a) if the Disqualified Capital Stock does
                   --------
not have a fixed repurchase price, such maximum fixed repurchase price shall be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and (b) if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value shall be the fair market value thereof. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof in the case of any other Indebtedness.

     "Indenture" means this instrument as originally executed or, if amended or
      ---------
supplemented as herein provided, as so amended or supplemented, or both, and shall include the form and terms of the Senior Notes established as contemplated hereunder.

     "Independent Financial Advisor" means an accounting firm, appraisal firm,
      -----------------------------
investment banking firm or consultant of nationally recognized standing that is, in the judgment of the Corporation's Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

     "Initial Holder" means any Person which is the "beneficial owner", directly
      --------------
or indirectly, in the aggregate of at least 5% of the total voting power of the Voting Stock of the Corporation upon the Effective Date.

     "Interest Payment Date" means the Stated Maturity of an installment of
      ---------------------
interest on the Senior Notes.

     "Investments" means, with respect to any Person, all direct or indirect
      -----------
investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Corporation or any of its Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Corporation such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Corporation, the Corporation shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 3.9 hereof. The acquisition by the Corporation or any Subsidiary of the Corporation of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Corporation or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 3.9 hereof.

     "Issue Date" means the date of initial issuance of the Senior Notes.
      ----------

     "Lien" means any lien, mortgage, pledge, security, interest, charges or
      ----
encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

     "Marketable Securities" means publicly traded debt or equity securities
      ---------------------
that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either Standard & Poor's Rating Services or Moody's Investors Service, Inc.

     "Net Proceeds" means the aggregate cash proceeds received by the
      ------------
Corporation or any Restricted Subsidiary of the Corporation in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result thereof, all taxes of any kind paid or payable as a result thereof and reasonable reserves established to cover any indemnity obligations incurred in connection therewith, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Bank Credit Facility, Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the
      -----------------
Corporation nor any Restricted Subsidiary of the Corporation (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable as a guarantor or otherwise, or (C) constitutes the lender; (ii) no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Senior Notes) of the Corporation or any Restricted Subsidiary of the Corporation to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Corporation.

     "Note Custodian" means the Trustee, as custodian with respect to the Senior
      --------------
Notes in global form, or any successor entity thereto.

     "Obligations" means any principal, interest, penalties, fees,
      -----------
indemnifications, expenses, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness

     "Offer Amount" shall have the meaning given to such term in Section 14.9.
      ------------

     "Offer Period" shall have the meaning given to such term in Section 14.9.
      ------------

     "Officers' Certificate" means, with respect to the Corporation or any
      ---------------------
Guarantor, a certificate signed by the Chairman of the Board, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary or a similar officer, partner or manager of such Person and delivered to the Trustee. Each such certificate shall include the statements provided for in
Section 13.6 if and to the extent provided by the provisions of such Section.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel
      ------------------
experienced in the matters as to which such opinion is being delivered, who may be an employee of or counsel to the Corporation, or may be other counsel reasonably satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 13.6 if and to the extent required by the provisions of such Section.

     "Other Hedging Agreements" means any foreign exchange contracts, currency
      ------------------------
swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

     The term "outstanding" (except as otherwise provided in Section 7.1), when
               -----------
used with reference to Senior Notes, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Senior Notes authenticated and delivered by the Trustee or the Authenticating Agent under this Indenture, except

     (a) Senior Notes theretofore canceled by the Trustee or the Authenticating Agent or delivered to the Trustee for cancellation;

     (b) Senior Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Corporation) or shall have been set aside and segregated in trust by the Corporation (if the Corporation shall act as its own paying agent); provided that, if such Senior Notes, or portions
                              --------
thereof, are to be redeemed prior to maturity thereof, notice of such redemption shall have been given as in Article Fourteen provided or provision satisfactory to the Trustee shall have been made for giving such notice; and

     (c) Senior Notes paid pursuant to Section 2.8 or Senior Notes in lieu of or in substitution for which other Senior Notes shall have been authenticated and delivered pursuant to the terms of Section 2.8 unless proof satisfactory to the Corporation and the Trustee is presented that any such Senior Notes are held by bona fide holders in due course.

     "Paying Agent" shall have the meaning given to such term in Section 2.3.
      ------------

     "Permitted Debt" shall have the meaning given to such term in Section 3.11.
      --------------

     "Permitted Debt Percentage" means a fraction (i) the numerator of which is
      -------------------------
$25 million and (ii) the denominator of which is the Total Net Tangible Assets of the Corporation on the Effective Date.

     "Permitted Investments" means:  (i) any Investment in the Corporation or in
      ---------------------
a Restricted Subsidiary of the Corporation; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Corporation or any Restricted Subsidiary of the Corporation in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Corporation or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Corporation or a Restricted Subsidiary of the Corporation; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 3.12 hereof; (v) any acquisition of assets to the extent acquired in exchange for the issuance of Equity Interests of the Corporation (other than Disqualified Stock); (vi) Hedging Obligations and Other Hedging Agreements; (vii) any Investment existing on the Issue Date; (viii) loans and advances to employees and officers of the Corporation and its Restricted Subsidiaries in the ordinary course of business;
(ix) any Investment in securities of trade creditors or customers received in compromise of obligations of such persons incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (x) negotiable instruments held for deposit or collection in the ordinary course of business; (xi) loans, guarantees of loans and advances to officers, directors, employees or consultants of the Corporation or a Restricted Subsidiary of the Corporation not to exceed $3.5 million in the aggregate outstanding at any time; (xii) any Investment by the Corporation or any Restricted Subsidiary of the Corporation in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided that each such Investment is in the
                                   --------
form of a Purchase Money Note, an equity interest or interests in accounts receivables generated by the Corporation or any Restricted Subsidiary of the Corporation customary in connection with Qualified Receivables Transactions;

and (xiii) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xiii) that are at the time outstanding (measured on the date each such Investment was made and without giving effect to subsequent changes in value) not to exceed the greater of $40 million and the Permitted Investments Percentage of Total Net Tangible Assets.

     "Permitted Investments Percentage" means a fraction (i) the numerator of
      --------------------------------
which is $40 million and (ii) the denominator of which is the Total Net Tangible Assets of the Corporation on the Effective Date.

     "Permitted Liens" means:  (i) Liens on assets (including, without
      ---------------
limitation, the capital stock of a Subsidiary) of the Corporation or any Subsidiary to secure Indebtedness under any Bank Credit Facility; (ii) Liens on the assets of the Corporation or any Subsidiary to secure Hedging Obligations and Other Hedging Agreements with respect to Indebtedness to any lender under any Bank Credit Facility on assets which secure such Bank Credit Facility; (iii) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Corporation or any Subsidiary of the Corporation; provided that such Liens were in existence prior to the
             --------
contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person acquired by, merged into or consolidated with the Corporation; (iv) Liens on property existing at the time of acquisition thereof by the Corporation or any Subsidiary of the Corporation; provided that such Liens were in existence prior to the contemplation of such
--------
acquisition and only extend to the property so acquired; (v) Liens existing on the Issue Date; (vi) Liens in favor of the Corporation or any Subsidiary of the Corporation; (vii) Liens to secure Indebtedness incurred by the Corporation or any of its Subsidiaries, including all Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause
(vii), in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $50 million; (viii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate
                            --------
provision as shall be required to conform with GAAP shall have been made therefor; (x) Liens represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Corporation or any Subsidiary, in an aggregate principal amount, including all indebtedness incurred to refund, refinance or replace Indebtedness incurred pursuant to this clause (x), not to exceed $25 million, covering only the assets acquired with such Indebtedness; (xi) Liens securing Indebtedness of Excluded Subsidiaries incurred in reliance on clause (d) of Section 3.11; (xii) carriers', warehousemen's, mechanics', landlords' materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision
                       --------
as shall be required to conform with GAAP shall have been made therefor; (xiii) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Corporation and its Subsidiaries taken as a whole; (xiv) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (xv) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Corporation or any of its Subsidiaries; (xvi) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security; (xvii) deposits made in the ordinary course of business to secure liability to insurance carriers; (xviii) any interest or title of a lessor or sublessor under any operating lease; (xix) Liens securing Permitted Refinancing Indebtedness incurred under clause (f) of the second paragraph of

Section 3.11 hereof in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided that the Liens securing the Permitted
                            --------
Refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced; (xx) Liens on assets of a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction; (xxi) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business; and (xxii) Liens on property of the Corporation or any Restricted Subsidiary to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of such property.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the
      ----------------------------------
Corporation or any Restricted Subsidiary of the Corporation issued in exchange for, or the Net Proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Corporation or any Restricted Subsidiary of the Corporation (including, without limitation, all Permitted Debt (other than Permitted Debt that is intercompany Indebtedness and other than Indebtedness under any Bank Credit Facility)); provided that: (i) the principal
                                               --------
amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith; (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Corporation or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" means the Corporation's Third Amended and Restated Joint Plan of
      ----
Reorganization under Chapter 11 of the U.S. Bankruptcy Code.

     "Predecessor Senior Note" of any particular Senior Note means every
      -----------------------
previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note; and, for the purposes of this definition, any Senior Note authenticated and delivered under Section 2.8 in lieu of a lost, mutilated, destroyed or stolen Senior Note shall be deemed to evidence the same debt as the lost, mutilated, destroyed or stolen Senior Note.

     "Principal Office of the Trustee," or other similar term, means the
      -------------------------------
designated office of the Trustee, at which at any particular time its corporate trust business shall be administered.

     "Purchase Date" shall have the meaning given to such term in Section 14.9.
      -------------

     "Purchase Money Note" means a promissory note evidencing a line of credit,
      -------------------
which may be irrevocable, from, or evidencing other Indebtedness owed to, the Corporation or any Restricted Subsidiary of the Corporation in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified
      -----------------------
Capital Stock.

     "Qualified Receivables Transaction" means any transaction or series of
      ---------------------------------
transactions that may be entered into by the Corporation or any Restricted Subsidiary of the Corporation pursuant to which the Corporation or any Restricted Subsidiary of the Corporation may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Corporation or any Restricted Subsidiary of the Corporation), and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Corporation or any Restricted Subsidiary of the Corporation, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable.

     "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Corporation
      ----------------------
that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Corporation (as provided below) as a Receivables Subsidiary and (i) has no Indebtedness or other Obligations (contingent or otherwise) that (A) are guaranteed by the Corporation or any Restricted Subsidiary of the Corporation, other than contingent liabilities pursuant to Standard Securitization Undertakings, (B) are recourse to or obligate the Corporation or any Restricted Subsidiary of the Corporation in any way other than pursuant to Standard Securitization Undertakings or (C) subjects any property or asset of the Corporation or any Restricted Subsidiary of the Corporation, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (ii) has no contract, agreement, arrangement or undertaking (except in connection with Purchase Money Note or Qualified Receivables Transaction) with the Corporation or its Restricted Subsidiaries other than on terms no less favorable to the Corporation or such Restricted Subsidiaries than those that might be obtained at the time from Persons that are not Affiliates of the Corporation, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and (iii) neither the Corporation nor any Restricted Subsidiary of the Corporation has any obligation to maintain or preserve the Receivables Subsidiary's financial condition or cause the Receivables Subsidiary to achieve certain levels of operating results.

     Any such designation by the Board of Directors of the Corporation shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Corporation giving effect to such designation and an Officers' Certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

     "Redemption Date," when used with respect to any Senior Note to be
      ---------------
redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Senior Note to be
      ----------------
redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Registrar" shall have the meaning given to such term in Section 2.3.
      ---------

     "Regular Record Date" for the interest payable on any Interest Payment Date
      -------------------
means the April 15th or October 15th, as the case may be, next preceding such Interest Payment Date.

     "Responsible Officer" means, with respect to the Trustee, any officer
      -------------------
within the corporate trust office of the Trustee, including any vice-president, any assistant vice-president, any assistant secretary, any assistant treasurer or other officer of the corporate trust office of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted
      ---------------------
Investment.

     "Restricted Payment" shall have the meaning given to such term in Section
      ------------------
3.9.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referenced
      ---------------------
Person that is not an Unrestricted Subsidiary.

     "Senior Note" or "Senior Notes" shall have the meaning stated in the first
      -----------      ------------
recital of this Indenture and more particularly means any note or notes, as the case may be, authenticated and delivered under this Indenture.

     "Senior Note Register" shall have the meaning given to such term in Section
      --------------------
2.7.

     "Senior Subsidiary Guarantee" means the Guarantee of the Senior Notes by
      ---------------------------
each of the Guarantors pursuant to Article Fifteen hereof and in the form of Guarantee endorsed on the form of Senior Note attached as Exhibit A hereto and any additional Guarantee of the Senior Notes to be executed by any Subsidiary of the Corporation pursuant to Section 3.16.

     "Significant Subsidiary" means any Subsidiary that would be a "significant
      ----------------------
subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     "Special Record Date" for the payment of any Defaulted Interest means a
      -------------------
date fixed by the Trustee pursuant to Section 2.5.

     "Standard Securitization Undertakings" means representations, warranties,
      ------------------------------------
covenants and indemnities entered into by the Corporation or any Restricted Subsidiary of the Corporation that are reasonably customary in an accounts receivable transaction.

     "Stated Maturity," when used with respect to any Senior Note or any
      ---------------
installment of interest thereon, means the date specified in such Senior Note as the fixed date on which the principal of such Senior Note or such installment of interest is due and payable.

     "Subsidiary" means with respect to any Person, (i) any corporation at least
      ----------
a majority of whose outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

     "Surviving Entity" shall have the meaning given to such term in Section
      ----------------
10.1.

     "Third-Party Financing Transaction" means any transaction or series of
      ---------------------------------
transactions pursuant to which (i) the Corporation or any Restricted Subsidiary of the Corporation enters into an agreement (the "Agreement") to provide a customer (the "Customer") with the use of or services relating to certain specified machinery or equipment (the "Equipment") and (ii) a Person which is not an Affiliate of the Corporation takes title to the Equipment as a condition of providing the Customer with financing assistance relating to the Agreement.

     "Total Net Tangible Assets" means the total consolidated assets of the
      -------------------------
Corporation and its Restricted Subsidiaries, as set forth on the Corporation's most recent consolidated balance sheet as of the end of a fiscal quarter, less the following: (i) current liabilities of the Corporation and its Restricted Subsidiaries, (ii) goodwill, unamortized debt issuance costs and original issue discount expense and other unamortized deferred charges, patents, trademarks, service marks, trade names, copyrights, licenses, organization or development expenses and other intangible items set forth on such balance sheet, (iii) all outstanding Investments by the Corporation and its Restricted Subsidiaries in Persons other than Restricted Subsidiaries, and (iv) net deferred income tax assets of the Corporation and its Restricted Subsidiaries. For purposes of this Indenture, Total Net Tangible Assets on the Effective Date shall be determined by the Company from its audited consolidated balance sheet as of the Effective Date and publicly announced by the Company as soon as reasonably practicable following the time when such audited consolidated balance sheet is publicly disclosed.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as in force at
      -------------------
the date of execution of this Indenture, except as provided in Section 9.3.

     "Trustee" means the Person identified as "Trustee" in the first paragraph
      -------
hereof, and, subject to the provisions of Article Six hereof, shall also include its successors and assigns as Trustee hereunder.

     "Unrestricted Subsidiary" means, with respect to the Corporation, any
      -----------------------
Subsidiary of the Corporation that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution (and any Subsidiary thereof), but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Corporation or any Restricted Subsidiary of the Corporation unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Corporation or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Corporation; (iii) is a Person with respect to which neither the Corporation nor any Restricted Subsidiary of the Corporation has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Corporation or any Restricted Subsidiary of the Corporation. Any designation of a Subsidiary of the Corporation as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted under Section 3.9 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Corporation as of such date. The Board of Directors of the Corporation may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an
                       --------
incurrence of Indebtedness by a Restricted Subsidiary of the Corporation of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (x) such Indebtedness is permitted under Section 3.11 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (y) no Default or Event of Default would be in existence following such designation.

     "U.S. Government Obligations" means securities that are (i) direct
      ---------------------------
obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required
                                               --------
by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means, with respect to any Person, securities of any class
      ------------
of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors (or similar governing body) of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness
      ---------------------------------
at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any specified Person means any
      ----------------------------------
Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary.

     "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of
      -----------------------
such Person all of the outstanding Capital Stock or other ownership interests of which shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiary of such Person.


                                   ARTICLE 2

                                 SENIOR NOTES

     SECTION 2.1  Forms Generally.

     The Senior Notes shall be in substantially the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Senior Notes, as evidenced by their execution of the Senior Notes.

     The definitive Senior Notes shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Senior Notes may be listed, all as determined by the officers executing such Senior Notes, as evidenced by their execution of such Senior Notes.

     SECTION 2.2  Form of Trustee's Certificate of Authentication.

     The Trustee's Certificate of Authentication on all Senior Notes shall be in substantially the following form:

     This is one of the Senior Notes referred to in the within-mentioned Indenture.

     BNY MIDWEST TRUST COMPANY
     as Trustee


     By: _______________________________________
     Authorized Signatory

     SECTION 2.3  Title; Terms; Registrar and Paying Agent.

     The Senior Notes may be issued only pursuant to the terms and conditions contained in the Plan. The aggregate principal amount of Senior Notes which may be authenticated and delivered under this Indenture is limited to $167,000,000, except for Senior Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Notes pursuant to Sections 2.7, 2.8, 2.9, 9.4 or 14.8.

     The Senior Notes shall be known and designated as the "10.75% Senior Notes Due 2006" of the Corporation. Their Stated Maturity shall be April 30, 2006, and they shall bear interest at the rate of 10.75% per annum, from the Effective Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on April 30/th/ and October 31/st/, commencing October 31, 2001, until the principal thereof is paid or made available for payment. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months. Any Senior Notes issued after the Effective Date shall be accompanied by (i) the right to receive on the next Interest Payment Date accrued interest from the Effective Date (or, in the case of a Senior Note which is issued after one or more Interest Payment Dates, the most recent Interest Payment Date) to the date of issuance (whether or not such Senior Note is outstanding on the Regular Record Date applicable to such Interest Payment Date) and (ii) in the case of any Senior Note which is issued after one or more Interest Payment Dates, cash equal to the amount of interest which would have been payable on such Senior Note if it had been outstanding on such Interest Payment Date(s). Notwithstanding clause (i) of the previous sentence, (x) any Senior Note issued in the interval between a Regular Record Date and the applicable Interest Payment Date shall be accompanied by a cash payment equal to the amount of interest which would have been payable on such Senior Note on the applicable Interest Payment Date had such Senior Note been outstanding on such Regular Record Date and (y) the Holder of such Senior Note shall not be entitled to receive any interest payment on such Interest Payment Date.

     The Senior Notes shall be redeemable as provided in Article Fourteen.

     The Corporation shall maintain an office or agency where Senior Notes may be presented for registration of transfer or for exchange ("Registrar") and an
                                                            ---------
office or agency where Senior Notes may be presented for payment ("Paying
                                                                   ------
Agent").  The Corporation may appoint one or more co-registrars and one or more
-----
additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Corporation may change any Paying Agent or Registrar without notice to any Holder. The Corporation shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Corporation fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Corporation or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Corporation initially appoints The Depository Trust Company ("DTC") to
                                                                       ---
act as Depository Institution with respect to any Global Notes.

     The Corporation initially appoints the Trustee to act as Registrar and Paying Agent and to act as Note Custodian with respect to any Global Notes.

     The Trustee is authorized to enter into a letter of representations with DTC in the form provided to the Trustee by the Corporation and to act in accordance with such letter.

     Prior to the initial issuance of the Senior Notes, there shall be established in or pursuant to a Board Resolution of the Corporation and set forth in an Officers' Certificate of the Corporation or established in one or more supplemental indentures hereto: (i) whether any Senior Notes shall be issued in whole or in part in the form of one or more Global Notes and, in such case, the Depository Institution for such Global Notes (if other than DTC), and whether beneficial owners of interests in any such Global Notes may exchange such interests for other Senior Notes in the manner provided in Section 2.7, and the manner and the circumstances under which and the place or places where any such exchanges may occur if other than in the manner provided in Section 2.7, and any other terms relating to the global nature of the Global Notes and the exchange, registration or transfer thereof and the payment of any principal thereof, or interest or premium, if any, thereon; and (ii) any other terms of the Senior Notes (which shall not be inconsistent with the provisions of this Indenture).

     SECTION 2.4  Authentication and Dating.

     Upon the execution and delivery of this Indenture, or from time to time thereafter, the Senior Notes may be executed and delivered by the Corporation, in an aggregate principal amount of not more than $167,000,000, to the Trustee for authentication and specifying the amount of Senior Notes to be authenticated, the applicable rate at which interest will accrue on such Senior Notes, the date on which the original issue of such Senior Notes is to be authenticated, the date from which interest will begin to accrue, the date or dates on which interest on such Senior Notes will be payable and the date on which the principal of such Senior Notes will be payable and other terms relating to such Notes. The Trustee shall thereupon authenticate and deliver said Senior Notes to or upon the written order of the Corporation (as set forth in a duly executed Officers' Certificate) signed by authorized officers of the Corporation.

     The Trustee shall have the right to decline to authenticate and deliver any Senior Notes under this Section 2.4 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Holders.

     SECTION 2.5  Date and Denomination of Senior Notes.

     The Senior Notes shall be issuable as registered Senior Notes without coupons and in denominations of $1,000 and any multiple thereof. The Senior Notes shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Corporation executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

     Every Senior Note shall be dated the date of its authentication, shall bear interest from such date and shall be payable on such dates, in each case, as contemplated by Section 2.3. The interest installment on any Senior Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest installment. In the event that any Senior Note or portion thereof is called for redemption and the Redemption Date is subsequent to a Regular Record Date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Senior Note will be paid upon presentation and surrender of such Senior Note as provided in Section 3.1.

     Any interest on any Senior Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted
                                                                   ---------
Interest") shall forthwith cease to be payable to the Holder on the relevant
--------

Regular Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Corporation, at its election, as provided in clause (a) or clause (b) below:

     (a) The Corporation may make payment of any Defaulted Interest on Senior Notes to the Persons in whose names such Senior Notes (or their respective Predecessor Senior Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Corporation shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Senior Note and the date of the proposed payment, and at the same time the Corporation shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the "Special
                                                                      -------
Record Date") for the payment of such Defaulted Interest which shall not be more
-----------
than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Corporation of such Special Record Date and, in the name and at the expense of the Corporation, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at his or her address as it appears in the Senior Note Register (as hereinafter defined), not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Senior Notes (or their respective Predecessor Senior Notes) are registered on such Special Record Date and shall be no longer payable pursuant to the following clause (b).

     (b) The Corporation may make payment of any Defaulted Interest on any Senior Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Senior Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Corporation to the Trustees of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.5, each Senior Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Senior Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Senior Note.

     SECTION 2.6  Execution of Senior Notes.

     The Senior Notes shall be signed in the name and on behalf of the Corporation by the manual or facsimile signature of its Chairman of the Board of Directors, President or one of its Vice Presidents, by facsimile or otherwise, and which need not be attested. Only such Senior Notes as shall bear thereon a Certificate of Authentication substantially in the form hereinbefore recited, executed by the Trustee or the Authenticating Agent, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee or the Authenticating Agent upon any Senior Note executed by the Corporation shall be conclusive evidence that the Senior Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     In case any officer of the Corporation who shall have signed any of the Senior Notes shall cease to be such officer before the Senior Notes so signed shall have been authenticated and delivered by the Trustee or the Authenticating Agent, or disposed of by the Corporation, such Senior Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Senior Notes had not ceased to be such officer of the Corporation; and any Senior Note may be signed on behalf of the Corporation by such persons as, at the actual date of the execution of such Senior Note, shall be the proper officers of the Corporation, although at the date of the execution of this Indenture any such person was not such an officer.

     SECTION 2.7  Exchange and Registration of Transfer of Senior Notes.

     At the option of the Holder, Senior Notes may be exchanged for other Senior Notes of any authorized denominations and for a like aggregate principal amount. Senior Notes to be exchanged may be surrendered at the Principal Office of the Trustee or at any office or agency to be maintained by the Corporation for such purpose as provided in Section 3.2, and the Corporation or the Trustee shall execute and register and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange therefor the Senior Note or Senior Notes which the Holder making the exchange shall be entitled to receive. Upon due presentment for registration of transfer of any Senior Note at the Principal Office of the Trustee or at any office or agency of the Corporation maintained for such purpose as provided in Section 3.2, the Corporation or the Trustee shall execute and register and the Trustee or the Authenticating Agent shall authenticate and deliver in the name of the transferee or transferees a new Senior Note or Senior Notes for a like aggregate principal amount. Registration or registration of transfer of any Senior Note by the Trustee or by any agent of the Corporation appointed pursuant to Section 3.2, and delivery of such Senior Note, shall be deemed to complete the registration or registration of transfer of such Senior Note.

     The Corporation or the Trustee shall keep, at the Principal Office of the Trustee, a register (the "Senior Note Register") in which, subject to such
                          --------------------
reasonable regulations as it may prescribe, the Corporation or the Trustee shall register all Senior Notes and shall register the transfer of all Senior Notes as in this Article Two provided. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

     All Senior Notes presented for registration of transfer or for exchange or payment shall (if so required by the Corporation or the Trustee or the Authenticating Agent) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation and the Trustee or the Authenticating Agent duly executed by, the Holder or his attorney duly authorized in writing.

     No service charge shall be made for any exchange or registration of transfer of Senior Notes, but the Corporation or the Trustee may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in connection therewith.

     The Corporation or the Trustee shall not be required to exchange or register a transfer of (a) any Senior Note for a period of 15 days next preceding the mailing of a notice of redemption of Senior Notes for redemption, or (b) any Senior Notes selected, called or being called for redemption in whole or in part, except in the case of any Senior Notes to be redeemed in part, the portion thereof not so to be redeemed.

     SECTION 2.8  Mutilated, Destroyed, Lost or Stolen Senior Notes.

     In case any temporary or definitive Senior Note shall become mutilated or be destroyed, lost or stolen, the Corporation shall execute, and upon its request the Trustee shall authenticate and deliver, a new Senior Note of like tenor and amount bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Senior Note, or in lieu of and in substitution for the Senior Note so destroyed, lost or stolen. In every case the applicant for a substituted Senior Note shall furnish to the Corporation and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Corporation and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Senior Note and of the ownership thereof.

     The Trustee may authenticate any such substituted Senior Note and deliver the same upon the written request or authorization of any officer of the Corporation. Upon the issuance of any substituted Senior Note, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. If any Senior Note which has matured or is about to mature or has been called for redemption in full shall become mutilated or be destroyed, lost or stolen, the Corporation may, instead of issuing a substitute Senior Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Senior Note) if the applicant for such payment shall furnish to the Corporation and the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Corporation and to the Trustee of the destruction, loss or theft of such Senior Note and of the ownership thereof.

     Every substituted Senior Note issued pursuant to the provisions of this
Section 2.8 by virtue of the fact that any such Senior Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Senior Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Senior Notes duly issued hereunder. All Senior Notes shall be held and owned upon the express condition that, to the extent permitted by applicable law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     SECTION 2.9   Temporary Senior Notes.

     Pending the preparation of definitive Senior Notes, the Corporation may execute and the Trustee shall authenticate and deliver temporary Senior Notes (printed or lithographed). Temporary Senior Notes shall be issuable in any authorized denomination, and substantially in the form of the definitive Senior Notes but with such omissions, insertions and variations as may be appropriate for temporary Senior Notes, all as may be determined by the Corporation. Every such temporary Senior Note shall be executed by the Corporation and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Senior Notes. Without unreasonable delay the Corporation will execute and deliver to the Trustee or the Authenticating Agent definitive Senior Notes and thereupon any or all temporary Senior Notes may be surrendered in exchange therefor, at the Principal Office of the Trustee or at any office or agency maintained by the Corporation for such purpose as provided in Section 3.2, and the Trustee or the Authenticating Agent shall authenticate and deliver in exchange for such temporary Senior Notes a like aggregate principal amount of such definitive Senior Notes. Such exchange shall be made by the Corporation at its own expense and without any charge therefor except that in case of any such exchange involving a registration of transfer the Corporation may require payment of a sum sufficient to cover any tax, fee or other governmental charge that may be imposed in relation thereto. Until so exchanged, the temporary Senior Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Senior Notes authenticated and delivered hereunder.

     SECTION 2.10  Cancellation of Senior Notes Paid, etc.

     All Senior Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer, shall, if surrendered to the Corporation or any Paying Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee or any Authenticating Agent, shall be promptly canceled by it, and no Senior Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All Senior Notes canceled by any Authenticating Agent shall be delivered to the Trustee. The Trustee shall dispose of canceled Senior Notes in accordance with its customary procedures. If the Corporation shall acquire any of the Senior Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Senior Notes unless and until the same are surrendered to the Trustee for cancellation.

     SECTION 2.11  Global Notes.

     (a) If the Corporation shall establish pursuant to Section 2.3 that the Senior Notes are to be issued as Global Notes, then the Corporation shall execute and the Trustee shall, in accordance with Section 2.4, authenticate and deliver, Global Notes that (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Senior Notes, (ii) shall be registered in the name of the Depository Institution or its nominee, (iii) shall be delivered by the Trustee to the Depository Institution or pursuant to the Depository Institution's instruction and (iv) shall bear a legend substantially to the following effect: "Except as otherwise provided in
Section 2.11 of the Indenture, this Senior Note may be transferred, in whole but not in part, only to another nominee of the Depository Institution or to a successor Depository Institution or to a nominee of such successor Depository Institution."

     (b) Notwithstanding the provisions of Section 2.7, the Global Notes may be transferred, in whole but not in part and in the manner provided in Section 2.7, only to another nominee of the Depository Institution for such series or to a successor Depository Institution for such Senior Notes selected or approved by the Corporation or to a nominee of such successor Depository Institution.

     (c) If at any time the Depository Institution for the Global Notes notifies the Corporation that it is unwilling or unable to continue as Depository Institution for such Global Notes or if at any time the Depository Institution for such Global Notes shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depository Institution for such Global Notes is not appointed by the Corporation within 90 days after the Corporation receives such notice or becomes aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Senior Notes and the Corporation will execute, and subject to
Section 2.7, the Trustee will authenticate and deliver, the Senior Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes. In addition, the Corporation may at any time determine that the Senior Notes shall no longer be represented by the Global Notes and that the provisions of this Section 2.11 shall no longer apply to the Senior Notes. In such event the Corporation will execute and, subject to Section 2.7, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Corporation, will authenticate and deliver the Senior Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes. Upon the exchange of the Global Notes for such Senior Notes in definitive registered form without coupons, in authorized denominations, the Global Notes shall be canceled by the Trustee. Such Senior Notes in definitive registered form issued in exchange for the Global Notes pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depository Institution, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Senior Notes to the Depository Institution for delivery to the Persons in whose names such Senior Notes are so registered.

     SECTION 2.12  CUSIP Numbers.

     The Corporation in issuing the Senior Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice
                                                   --------
may state that no representation is made as to the correctness of such numbers either as printed on the Senior Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Corporation will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3

                    PARTICULAR COVENANTS OF THE CORPORATION

     SECTION 3.1  Payment of Principal, Premium and Interest.

     The Corporation shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Notes on the dates and in the manner provided in such Senior Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Corporation or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Corporation in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

     SECTION 3.2  Offices for Notices and Payments, etc.

     So long as any of the Senior Notes remains outstanding, the Corporation will designate and maintain in New York, New York an office or agency where the Senior Notes may be presented for payment, for registration of transfer and/or for exchange as provided in this Indenture and where notices and demands to or upon the Corporation in respect of the Senior Notes or of this Indenture may be served. The Corporation will give to the Trustee notice of the location of any such office or agency and of any change of location thereof. If the Corporation shall fail to maintain any such office or agency in New York, New York or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Trustee, and the Corporation hereby appoints the Trustee as its agent to receive all such presentations, demands and notices.

     In addition to any such office or agency, the Corporation may from time to time designate one or more offices or agencies (outside New York, New York), where the Senior Notes may be presented for registration of transfer and for exchange in the manner provided in this Indenture, and the Corporation may from time to time rescind such designation, as the Corporation may deem desirable or expedient; provided, however, that no such designation or rescission shall in
           --------  -------
any manner relieve the Corporation of its obligation to maintain any such office or agency in New York, New York for such purposes. The Corporation will give to the Trustee prompt written notice of any such designation or rescission thereof.

     SECTION 3.3  Appointments to Fill Vacancies in Trustee's Office.

     The Corporation, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee hereunder.

     SECTION 3.4  Provision as to Paying Agent.

     (a) If the Corporation shall appoint a Paying Agent other than the Trustee with respect to the Senior Notes, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 3.4:

          (i) that it will hold all sums held by it as such agent for the payment of the principal of, and premium, if any, and interest on, the Senior Notes (whether such sums have been paid to it by the Corporation or by any other obligor on the Senior Notes) in trust for the benefit of the Holders of the Senior Notes;

          (ii) that it will give the Trustee notice of any failure by the Corporation (or by any other obligor on the Senior Notes) to make any payment of the principal of, and premium, if any, and interest on, the Senior Notes when the same shall be due and payable; and

          (iii) at any time during the continuance of any such default, upon written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

     (b) If the Corporation shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, and interest on the Senior Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Senior Notes a sum sufficient to pay such principal, premium or interest so becoming due and will notify the Trustee of any failure to take such action.

     (c) Anything in this Section 3.4 to the contrary notwithstanding, the Corporation may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to the Senior Notes, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such Senior Notes by the Trustee or any Paying Agent hereunder, as required by this Section 3.4, such sums to be held by the Trustee upon the trusts herein contained.

     (d) Anything in this Section 3.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 3.4 is subject to Sections 11.3 and 11.4.

     SECTION 3.5  Certificate to Trustee.

     The Corporation will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, so long as any Senior Notes are outstanding, a Certificate stating that in the course of the performance by the signers of their duties as officers of the Corporation they would normally have knowledge of any default by the Corporation in the performance of any covenants contained herein, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.

     SECTION 3.6  Compliance with Consolidation Provisions.

     The Corporation will not, while any of the Senior Notes remain outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other company unless the provisions of Article Ten hereof are complied with.

     SECTION 3.7  Liens.

     Neither the Corporation nor any Restricted Subsidiary shall create, incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) securing Indebtedness upon any of its property or assets, now owned or hereafter acquired, unless all payments due under this Indenture, the Senior Notes and/or the Senior Subsidiary Guarantees (as applicable) are secured on an equal and ratable basis with the obligations so secured until such time as such Indebtedness is no longer secured by a Lien.

     SECTION 3.8  Sale and Leaseback Transactions.

     The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that
                                                                --------
the Corporation or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

     (a) the Corporation or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the EBITDA Coverage Ratio test in the first paragraph of Section 3.11 hereof; or

     (b) the transfer of assets in that sale and leaseback transaction is permitted by, and the Corporation applies the net proceeds of such transaction in compliance with, Section 3.12 hereof.

     The foregoing provisions shall not prohibit Third-Party Financing Transactions entered into by the Corporation or any Restricted Subsidiary.

     SECTION 3.9  Restricted Payments.

     The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (a) declare or pay any dividend or make any other payment or distribution on account of the Corporation's or any of its Restricted Subsidiaries' Equity Interests or to the direct or indirect holders of the Corporation's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable (A) in Equity Interests of the Corporation or (B) to the Corporation or a Restricted Subsidiary of the Corporation);

     (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Corporation or any direct or indirect parent of the Corporation;

     (c)  make any Restricted Investment; or

     (d) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any subordinated Indebtedness (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted
                                                                    ----------
Payments")
--------

          unless, at the time of and after giving effect to such Restricted
Payment:

          (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (ii) the Corporation is able to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) in compliance with the first paragraph of Section 3.11; and

          (iii) the aggregate amount (the amount expended for these purposes, if other than in cash, being the fair market value of the relevant property) of Restricted Payments, including the proposed Restricted Payment, made subsequent to the Issue Date is less than the sum of:

                 (1) 50% of cumulative Consolidated Net Income or, if cumulative Consolidated Net Income is a loss, minus 100% of the loss, accrued during the period, treated as one accounting period, from the beginning of the first full fiscal quarter after the Issue Date to the end of the most recent fiscal quarter for which consolidated financial information of the Corporation is available; plus
                                                       ----

                 (2) 100% of the aggregate net cash proceeds received by the Corporation from any Person from any:

                      (i) (x) contribution to the equity capital of the Corporation not representing an interest in Disqualified Capital Stock or (y) issuance and sale of Qualified Capital Stock of the Corporation, in each case, subsequent to the Issue Date, or

                    (ii) issuance and sale subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Subsidiary, at such time as it was a Restricted Subsidiary) of any Indebtedness for borrowed money of the Corporation or any Restricted Subsidiary that has been converted into or exchanged for Qualified Capital Stock of the Corporation, excluding, in each case, any net cash proceeds: (x) received
                    ---------
                    from a Subsidiary of the Corporation, or (y) applied in accordance with the second paragraph of this covenant below; plus
                    ----

               (3)  without duplication of any amounts included in clause (1) or
          (2) above or (4) below, in the case of any of the following events involving Investments made after the Issue Date:

                    (i) the disposition of such Investment by, or repayment of such Investment to, the Corporation or a Restricted Subsidiary, or

                    (ii) the receipt by the Corporation or any Restricted
               Subsidiary of any dividends or distributions from such Investment an amount equal to the lesser of:

                         (a) the amount of such Investment treated as a Restricted Payment pursuant to clause (c) above, and

                         (b) the amount in cash received by the Corporation or any Restricted Subsidiary upon such disposition, repayment, dividend or distribution; plus
                                              ----

               (4) so long as the designation of such Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, in the case of a redesignation of any Unrestricted Subsidiary to be a Restricted Subsidiary in accordance with Section 3.15, an amount equal to the lesser of:

                    (i) the Corporation's Investment in such Unrestricted Subsidiary at the time of such redesignation that was treated as a Restricted Payment (including upon designation as a Restricted Subsidiary); and

                    (ii) that portion of the fair market value of the net assets of such Unrestricted Subsidiary at the time of such redesignation that is proportionate to the Corporation's equity interest in such Unrestricted Subsidiary at the time of the redesignation, plus

               (5)  $10 million.

     The foregoing provisions shall not prohibit:

     (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

     (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Corporation or any Restricted Subsidiary or of any Equity Interests of the Corporation in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the

Corporation) of, (i) subordinated Indebtedness of the Corporation or any Restricted Subsidiary that qualifies as Permitted Refinancing Indebtedness or
(ii) Equity Interests of the Corporation (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any
--------
such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (d)(iii)(2) of the preceding paragraph;

     (c) the payment of any dividend by a Restricted Subsidiary of the Corporation to the holders of its common Equity Interests on a pro rata basis;

     (d) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Corporation or any Restricted Subsidiary of the Corporation held by any current or former officers, directors or employees of the Corporation (or any Restricted Subsidiary of the Corporation) pursuant to any management equity subscription agreement, stock option agreement or stock plan entered into in the ordinary course of business in an amount not to exceed $500,000 in any fiscal year or $1.5 million in the aggregate;

     (e) repurchases of Equity Interests of the Corporation deemed to occur upon exercise of stock options to the extent Equity Interests represent a portion of the exercise price of such options; or

     (f) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $5 million since the Issue Date.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the Corporation or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors, whose resolution with respect thereto shall be conclusive.

     SECTION 3.10  Dividend and Other Payment Restrictions Affecting
Subsidiaries.

     The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (a) pay dividends or make any other distributions to the Corporation or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Corporation or any of its Restricted Subsidiaries;

     (b) make loans or advances to the Corporation or any Restricted Subsidiary of the Corporation; or

     (c) transfer any of its properties or assets to the Corporation or any of its Restricted Subsidiaries.

     However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reasons of:

         (i)    Existing Indebtedness as in effect on the Issue Date;

         (ii) this Indenture, the Senior Notes and the Senior Subsidiary Guarantees;

         (iii)  applicable law;

          (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Corporation or any Restricted Subsidiary of the Corporation as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted
     --------
     by the terms of this Indenture to be incurred;

          (v) non-assignment provisions in leases, licenses or similar agreements entered into in the ordinary course of business;

          (vi) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (vii) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

          (viii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

          (ix) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (x) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

          (xi) encumbrances or restrictions existing under or arising pursuant to any Bank Credit Facility as in effect on the Issue Date;

          (xii) any Purchase Money Note or other Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply
                                        --------
     only to such Receivables Subsidiary;

          (xiii) encumbrances or restrictions under credit facilities, indentures or other contracts relating to Permitted Debt incurred under clause (d) of Section 3.11 in effect from time to time; and

          (xiv) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xii) above; provided that such
                                                     --------
     amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Corporation, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividends or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

     SECTION 3.11  Incurrence of Indebtedness.

     The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
                                -----
Debt), provided, however, that the Corporation may incur Indebtedness (including
       --------  -------
Acquired Debt), and the Restricted Subsidiaries may incur Indebtedness, if the EBITDA Coverage Ratio for the Corporation's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.5 to 1, determined on a pro forma basis, as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

     The provisions of the first paragraph of this Section 3.11 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):
 --------------

     (a) the incurrence by the Corporation and any Restricted Subsidiary of Indebtedness under any Bank Credit Facility and letters of credit under any Bank Credit Facility in an aggregate principal amount(with letters of credit being deemed to have a principal amount equal to the face amount) of up to $350,000,000 less the aggregate amount of all Net Proceeds of Asset Sales that have been applied by the Corporation or any Restricted Subsidiary of the Corporation since the Issue Date to permanently repay Indebtedness under a Bank Credit Facility pursuant to Section 3.12 hereof; provided that the amount of
                                                 --------
Indebtedness permitted to be incurred pursuant to any Bank Credit Facility in accordance with this clause (a) shall be in addition to any Indebtedness permitted to be incurred pursuant to any Bank Credit Facility, in reliance on, and in accordance with, clauses (e) and (n) below or in the first paragraph hereof;

     (b) the incurrence by the Corporation and its Restricted Subsidiaries of the Existing Indebtedness;

     (c) the incurrence by the Corporation and the Guarantors of Indebtedness represented by the Senior Notes in an aggregate principal amount of up to $167,000,000 and the related Senior Subsidiary Guarantees to be issued on the Issue Date;

     (d) the incurrence of Indebtedness by Excluded Subsidiaries in an aggregate amount not to exceed $100 million at any time outstanding;

     (e) the incurrence by the Corporation or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Corporation or such Restricted Subsidiary, in an aggregate principal amount (which amount may, but need not be, incurred in whole or in part under any Bank Credit Facility), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, any Indebtedness incurred pursuant to this clause (e), not to exceed the greater of the Permitted Debt Percentage of Total Net Tangible Assets as of the date of incurrence and $25 million at any time outstanding;

     (f) the incurrence by the Corporation or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, amend, restate, modify or renew, in whole or in part, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph hereof or clauses (b) or (c) of this paragraph;

     (g) the incurrence by the Corporation or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Corporation and any Restricted Subsidiary of the Corporation; provided, however, that each of
                                              --------  -------
the following shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Corporation or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (g):

          (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Corporation or a Restricted Subsidiary thereof, other than any such issuance or transfer of Equity Interests in connection with Liens granted to secure borrowings under any Bank Credit Facility; and

          (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Corporation or a Restricted Subsidiary thereof, other than any sale or transfer of such Indebtedness in connection with Liens granted to secure borrowings under any Bank Credit Facility;

     (h) the incurrence by the Corporation or any of the Guarantors of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating or fixed rate Indebtedness that is permitted by the terms of this Indenture to be outstanding and the incurrence of Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values or in the price of commodities and raw materials in connection with the Corporation's or any of its Restricted Subsidiaries' operations so long as management of the Corporation or such Restricted Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities;

     (i) the guarantee by the Corporation or any Restricted Subsidiary of Indebtedness of the Corporation or a Restricted Subsidiary of the Corporation that was permitted to be incurred under this Section 3.11;

     (j) the incurrence by the Corporation's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be
               --------  -------
Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Corporation that was not permitted by this clause (j);

     (k) Indebtedness arising from agreements of the Corporation or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on
             --------  -------
the balance sheet of the Corporation or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Corporation and its Restricted Subsidiaries in connection with such disposition;

     (l) the incurrence of obligations in respect of performance and surety bonds and completion guarantees provided by the Corporation or any of its Restricted Subsidiaries in the ordinary course of business;

     (m) the incurrence of Indebtedness by a Receivables Subsidiary in a Qualified Receivables Transaction that is not recourse to the Corporation or any of its Subsidiaries (except for Standard Securitization Undertakings); provided
                                                                       --------
that the aggregate principal amount of Indebtedness outstanding under this clause (m) does not exceed $50 million; and

     (n) the incurrence by the Corporation of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) (which amount may, but need not be, incurred in whole or in part under a Bank Credit Facility) at any time outstanding, not to exceed $50 million.

     For purposes of determining compliance with this Section 3.11, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (n) above, or is entitled to be incurred pursuant to the first paragraph of this Section 3.11, the Corporation shall be permitted to classify or later reclassify such item of Indebtedness in any manner that complies with this Section 3.11. Indebtedness under a Bank Credit Facility outstanding on the date on which the Senior Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (a) of the definition of Permitted Debt.

     SECTION 3.12  Asset Sales.

     The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (x) the Corporation (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale which, taken as a whole, is at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of,
(y) such fair market value is determined by the Corporation's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee and (z) at least 75% of the consideration therefor received by the Corporation or such Restricted Subsidiary is in the form of cash or Cash Equivalents or Marketable Securities. For purposes of this provision, each of the following shall be deemed to be cash:

     (a) any liabilities (as shown on the Corporation's or such Restricted Subsidiary's most recent balance sheet) of the Corporation or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Notes or any Senior Subsidiary Guarantee) that are assumed by the transferee of any such assets; and

     (b) any securities, notes or other obligations received by the Corporation or any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by the Corporation or such Restricted Subsidiary into cash within 30 days of the related Asset Sale (to the extent of the cash received in that conversion).

     Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Corporation may apply such Net Proceeds, at its option:

          (i)   to repay Indebtedness under any Bank Credit Facility;

          (ii) to invest in or to acquire other properties or assets to replace the properties or assets that were the subject of the Asset Sale or that will be used in businesses of the Corporation or its Restricted Subsidiaries, as the case may be, existing at the time such assets are sold; and

          (iii) to make (or cause such Restricted Subsidiary to make) a capital expenditure or commit (or cause such Restricted Subsidiary to commit) to make a capital expenditure (such commitments to include amounts anticipated to be expended pursuant to the Corporation's capital investment plan as adopted by the Board of Directors of the Corporation) within 365 days of such Asset Sale.

     Pending the final application of any such Net Proceeds, the Corporation may invest such Net Proceeds in any manner that is not prohibited by this Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "Excess Proceeds." When the
                                                      ---------------
aggregate amount of Excess Proceeds exceeds $5 million, the Corporation shall make an Asset Sale Offer to all Holders of Senior Notes. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Corporation may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Senior Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis based on the principal amount of Senior Notes tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Senior Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.12, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 3.12 by virtue of such conflict.

     SECTION 3.13  Transactions with Affiliates.

     The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:
                             ---------------------

     (a) such Affiliate Transaction is on terms taken as a whole that are no less favorable to the Corporation or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Corporation or such Restricted Subsidiary with an unrelated Person;

     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving more than $2.5 million individually or in the aggregate, the Corporation delivers to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 3.13 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

     (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving more than $7.5 million individually or in the aggregate, the Corporation shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Corporation and the relevant Restricted Subsidiary (if any) from a financial point of view from an Independent Financial Advisor and file the same with the Trustee.

     Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

          (i) any employment agreement entered into by the Corporation or any Restricted Subsidiary of the Corporation in the ordinary course of business;

          (ii) transactions between or among the Corporation and/or its Restricted Subsidiaries;

          (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Corporation;

          (iv)    sales of Equity Interests to Affiliates of the Corporation;

          (v) Restricted Payments made in cash that are permitted by the provisions of Section 3.9 hereof;

          (vi) ordinary course purchases and sales of goods or services between or among the Corporation and its Subsidiaries (or with Kobe Steel Limited or its successors);

          (vii) transactions described in clause (xi) of the definition of Permitted Investments; or

          (viii) reasonable fees and expenses and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Corporation or any Subsidiary as determined in good faith by the Board of Directors of the Corporation or senior management.

     SECTION 3.14 Offer to Repurchase Upon Change of Control.

     (a) If a Change of Control occurs, each Holder of Senior Notes shall have the right to require the Corporation to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") on the terms set
                                   -----------------------
forth in this Section 3.14. In the Change of Control Offer, the Corporation shall offer payment in cash equal to 101% of the aggregate principal amount of Senior Notes repurchased plus accrued and unpaid interest thereon, to the date of purchase (the "Change of Control Payment"). Within 30 days following any
                  -------------------------
Change of Control, the Corporation shall mail a notice to the Trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"),
                                          ------------------------------
pursuant to the procedures required by this Indenture and described in such notice. The Corporation shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.14, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 3.14 by virtue of such conflict.

     (b) On the Change of Control Payment Date, the Corporation shall, to the extent lawful:

          (i) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (ii) deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered; and

          (iii) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Corporation.

     The Trustee shall promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new
                                                 --------
Senior Note shall be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with any of the provisions of this Section 3.14, but in any event within 90 days following a Change of Control, the Corporation shall either repay all outstanding Indebtedness under the Bank Credit Facility or obtain the requisite consents, if any, under the Bank Credit Facility to permit the repurchase of Senior Notes required by this Section 3.14. The Corporation shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) The Corporation shall first comply with the covenant in the second to last sentence of the immediately preceding paragraph before it shall be required to repurchase Senior Notes pursuant to the provisions described above. The Corporation's failure to comply with the aforementioned covenant may (with notice and lapse of time) constitute an Event of Default described in
Section 5.1(d) but shall not constitute an Event of Default described in Sections 5.1(a) or 5.1(b).

          (d) Notwithstanding anything to the contrary in this Section 3.14, the Corporation shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.14 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Corporation and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer. The Corporation shall announce publicly or provide written notice to the Trustee and the Holders within 15 days following the occurrence of a Change of Control.

          The foregoing provisions of this Section 3.14, insofar as they require the Corporation to make a Change of Control Offer following a Change of Control, shall be applicable regardless of whether any other provisions of this Indenture are applicable.

          SECTION 3.15  Designation of Restricted and Unrestricted Subsidiaries.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause an Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Corporation and its Restricted Subsidiaries in the Subsidiary so designated shall be deemed to be an Investment made as of the time of such designation and shall either reduce the amount available for Restricted Payments under the first paragraph of Section 3.9 hereof or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Corporation shall determine. That designation shall only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default or an Event of Default (assuming that any Liens or Indebtedness of such Unrestricted Subsidiary are deemed to be incurred immediately upon such redesignation).

          SECTION 3.16  Additional Senior Subsidiary Guarantees.

          If the Corporation or any of its Domestic Subsidiaries acquires or creates any Domestic Subsidiary after the date of this Indenture that is not a Guarantor, then the Corporation shall cause such Domestic Subsidiary (other than a Receivables Subsidiary) to execute and deliver a supplemental indenture in form and substance substantially similar to Exhibit C hereto pursuant to which it will become a Guarantor under this Indenture.

          SECTION 3.17  Notice of Default.

          The Corporation shall file with the Trustee written notice of the occurrence of any Default or Event of Default within 30 Business Days of its becoming aware of any such Default or Event of Default.

          SECTION 3.18  Conduct of Business.

          The Corporation shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any businesses which are not (i) the same as or reasonably similar to, (ii) ancillary or related to, or (iii) a reasonable extension, development or expansion of, the businesses in which the Corporation and its Restricted Subsidiaries are engaged on the date hereof.

          SECTION 3.19 Limitation of Ownership of Capital Stock of Certain Restricted Subsidiaries.

          The Corporation will not, and will not permit any Restricted Subsidiary to, sell or issue any share of Capital Stock of a Restricted Subsidiary which is a Domestic Subsidiary to any Person other than the Corporation or a Restricted Subsidiary, except for: (a) the sale or issuance of Capital Stock of any Domestic Subsidiary whose primary business consists of the gear manufacturing operations of The Horsburgh & Scott Company; or (b) the sale of at least 85% of the shares of the Capital Stock of any Domestic Subsidiary held by the Corporation and its Restricted Subsidiaries effected in accordance with Section 3.12.

          SECTION 3.20  Limitation on Layered Indebtedness.

          The Corporation will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is expressly subordinate in right of payment to the Senior Notes to the same extent and on the same terms as such Indebtedness is subordinate to such other Indebtedness.


                                   ARTICLE 4

                       HOLDERS' LISTS AND REPORTS BY THE
                          CORPORATION AND THE TRUSTEE

          SECTION 4.1   Holders' Lists.

          The Corporation shall furnish or cause to be furnished to the Trustee:

          (a) on a semi-annual basis on each Regular Record Date for the Senior Notes, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Senior Notes as of such record date; and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Corporation, of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

          provided that no such lists need be furnished so long as the Trustee
          --------
is in possession thereof by reason of its acting as Senior Note registrar.

          SECTION 4.2   Preservation and Disclosure of Lists.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Senior Notes (1) contained in the most recent list furnished to it as provided in Section 4.1 or (2) received by it in the capacity of Senior Notes registrar (if so acting) hereunder.

          The Trustee may destroy any list furnished to it as provided in
Section 4.1 upon receipt of a new list so furnished.

          (b) If three or more Holders (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee
 ----------
reasonable proof that each such applicant has owned a Senior Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under such Senior Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within five Business Days after the receipt of such application, at its election, either:

               (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of
          Section 4.2(a); or

               (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of
          Section 4.2(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

          If the Trustee, in its sole discretion, shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of Section 4.2(a) a copy of the form of proxy or other communication which is specified in such request with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Each and every Holder of Senior Notes, by receiving and holding the same, agrees with the Corporation and the Trustee that neither the Corporation nor the Trustee nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with the provisions of Section 4.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said Section 4.2(b).

          SECTION 4.3  Reports by Corporation.

          (a) The Corporation shall file with the Trustee, within 15 days after the Corporation is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Corporation may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Corporation is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act for a U.S. company subject to the reporting obligations thereof (whether or not the Corporation is so subject) within the time periods specified therein in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

          (b) The Corporation shall file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Corporation with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

          (c) The Corporation shall transmit by mail to all Holders of Senior Notes, as the names and addresses of such Holders appear upon the Senior Note Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Corporation pursuant to Sections 4.3(a) and 4.3(b) as may be required by rules and regulations prescribed from time to time by the Commission.

          (d) The Corporation shall furnish to the Trustee within 120 days of the end of each fiscal year, the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act.

          (e) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 4.4  Reports by the Trustee.

          (a)  The term "reporting date," as used in this Section 4.4, shall be
                         --------------
May 15th of each year, commencing with May 15, 2002. Within 60 days after the reporting date in each year, the Trustee shall transmit by mail to all Holders as provided in Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Senior Note Register, a brief report dated as of such reporting date, if required by Section 313(a) of the Trust Indenture Act.

          (b) The Trustee shall transmit to the Holders, as hereinafter provided, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such), since the date of the last report transmitted pursuant to the provisions of Section 4.4(a) (or, if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the Senior Notes on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, if such advances remaining unpaid at any time aggregate more than 10% of the principal amount of Senior Notes outstanding at such time, such report to be transmitted within 90 days after such time.

          (c) Reports pursuant to this Section 4.4 shall be transmitted by mail, first class postage prepaid to all Holder as required by Section 313(c) of the Trust Indenture Act.

          (d) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Senior Notes are listed and also with the Commission. The Corporation will promptly notify the Trustee when and as the Senior Notes become listed on any stock exchange and of any delisting thereof.

          (e) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

                                   ARTICLE 5

                      REMEDIES OF THE TRUSTEE AND HOLDERS
                              ON EVENT OF DEFAULT

     SECTION 5.1  Events of Default.

     "Event of Default" means the occurrence of one or more of the following:
      ----------------

     (a) default in the payment of any installment of interest upon any Senior Notes when it becomes due and payable, and continuance of such default for a period of 30 days; or

     (b) default in the payment of all or any part of the principal or premium, if any, on any Senior Notes as and when the same shall become due and payable either at maturity, upon redemption or otherwise; or

     (c) the failure to perform or comply with any of the provisions described under Article Ten; or

     (d) default in the performance, or breach, of any covenant or warranty of the Corporation in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with elsewhere in this Section 5.1), and, except in the case of a failure to make the Change of Control Payment on a Change of Control Payment Date, continuance of such default or breach for a period of 45 days after there has been given to the Corporation by the Trustee or by the Holders of at least 25% in principal amount of the outstanding Senior Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or (1)

     (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Corporation or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that would together constitute a Significant Subsidiary) in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that would together constitute a Significant Subsidiary) or for any substantial part of its or their property, or ordering the winding-up or liquidation of its or their affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

     (f) the Corporation or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that would together constitute a Significant Subsidiary) shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or any Restricted Subsidiary that is a Significant Subsidiary (or group of Restricted Subsidiaries that would together constitute a Significant Subsidiary) or of any substantial part of its or their property, or shall make any general assignment for the benefit of creditors; or

     (g) default by the Corporation or any Restricted Subsidiary under any Indebtedness which (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any applicable grace period provided in such Indebtedness on the date of such default or (ii) results in the acceleration of such Indebtedness prior to its stated maturity, and the principal amount of Indebtedness covered by (i) or (ii) at the relevant time, aggregates $25 million or more; or

     (h) failure by the Corporation or any of its Restricted Subsidiaries to pay one or more final judgments against any of them aggregating $25 million or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more; or

     (i) except as permitted by this Indenture, any Senior Subsidiary Guarantee of any Guarantor that is a Significant Subsidiary is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, denies or disaffirms such Guarantor's obligations under its Senior Subsidiary Guarantee.

     If an Event of Default with respect to the Senior Notes occurs and is continuing, then, and in each and every such case, unless the principal of all of the Senior Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding hereunder, by notice in writing to the Corporation (and to the Trustee if given by Holders), may declare the entire principal of all Senior Notes and the interest accrued thereon and unpaid, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

     If the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Corporation, the Trustee and the Holders of the Senior Notes, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Corporation, the Trustee and the Holders of such Senior Notes shall continue as though no such proceedings had been taken.

     SECTION 5.2  Payment of Senior Notes on Default; Suit Therefor.

     The Corporation covenants that if an Event of Default other than under
Section 5.1(e) or (f) shall have occurred and be continuing, then, upon demand of the Trustee, the Corporation will pay to the Trustee, for the benefit of the Holders of the Senior Notes, the whole amount that then shall have become due and payable on all such Senior Notes for principal and premium, if any, or interest, or both, as the case may be, upon the overdue principal and premium, if any (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Senior Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any other amounts owing to the Trustee hereunder other than through its negligence or bad faith.

     If the Corporation shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Corporation or any other obligor on such Senior Notes and collect in the manner provided by law out of the property of the Corporation or any other obligor on such Senior Notes wherever situated the moneys adjudged or decreed to be payable.

     If an Event of Default under Section 5.1(e) or (f) shall have occurred, the Trustee, irrespective of whether the principal of the Senior Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Senior Notes and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for any other amounts owing to the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders allowed in such judicial proceedings relative to the Corporation or any other obligor on the Senior Notes, or to the creditors or property of the Corporation or such other obligor, unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Senior Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other amounts owing to the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

     Nothing herein contained shall be construed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     All rights of action and of asserting claims under this Indenture, or under any of the Senior Notes, may be enforced by the Trustee without the possession of any of the Senior Notes, or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Senior Notes.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Senior Notes, and it shall not be necessary to make any Holders of the Senior Notes parties to any such proceedings.

     SECTION 5.3  Application of Moneys Collected by Trustee.

     Any moneys collected by the Trustee pursuant to this Article Five shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Senior Notes in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

     First: To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other amounts owing to the Trustee except as a result of its negligence or bad faith;

     Second: To the payment of the amounts then due and unpaid upon the Senior Notes for principal (and premium, if any) and interest on the Senior Notes, in respect of which or for the benefit of which money has been collected, ratably, without preference of priority of any kind, according to the amounts due on such Senior Notes for principal (and premium, if any) and interest, respectively.

     SECTION 5.4  Proceedings by Holders.

     No Holder of any Senior Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof specifying such Event of Default, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and Holder of every Senior Note with every other taker and Holder and the Trustee, that no one or more Holders of Senior Notes shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Senior Notes.

          Notwithstanding any other provisions in this Indenture, however, the right of any Holder of any Senior Note to receive payment of the principal of (and premium, if any) and interest on such Senior Note, on or after the same shall have become due and payable, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Holder. For the protection and enforcement of the provisions of this Section 5.4, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 5.5  Proceedings by Trustee.

          In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

          SECTION 5.6  Remedies Cumulative and Continuing.

          Except as otherwise provided in the last paragraph of Section 2.8 with respect to the replacement or payment of mutilated, lost or stolen Senior Notes, all powers and remedies given by this Article Five to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the Holders of the Senior Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Senior Notes, and no delay or omission of the Trustee or of any Holder of any of the Senior Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 5.4, every power and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

          SECTION 5.7 Direction of Proceedings and Waiver of Defaults by Majority of Holders.

          The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that
                                                        --------  -------
(subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability. Prior to any declaration accelerating the maturity of the Senior Notes, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may on behalf of the Holders of all of the Senior Notes waive any past Default or Event of Default and its consequences except a Default (a) in the payment of principal of, premium, if any, or interest on any of the Senior Notes, or (b) in respect of covenants or provisions hereof which cannot be modified or amended without the consent of the Holder of each Senior Note affected. Upon any such waiver, the Default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Corporation, the Trustee and the Holders of the Senior Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.7, said Default or Event of Default shall for all purposes of the Senior Notes and this Indenture be deemed to have been cured and to be not continuing.

     The foregoing provisions shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such sections are hereby expressly excluded from this Indenture and the Senior Notes, as permitted by the Trust Indenture Act.

     SECTION 5.8  Notice of Defaults.

     The Trustee shall, within 90 days after the occurrence of a default, mail to all Holders, as the names and addresses of such Holders appear upon the Senior Note Register, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of this Section 5.8 being hereby defined to be the events specified in Section 5.1, not including periods of grace, if any, provided for therein, and irrespective of the giving of written notice specified in Section 5.1(d)); and provided that, except in the case of default in the
                        --------
payment of the principal of, premium, if any, or interest on any of the Senior Notes, the Trustee shall (i) not be deemed to have knowledge of a default unless a Responsible Officer has actual knowledge or receives written notice and (ii) be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

     SECTION 5.9  Undertaking to Pay Costs.

     All parties to this Indenture agree, and each Holder of any Senior Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.9 shall not apply to any suit
--------
instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Senior Notes then outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Senior Note against the Corporation on or after the same shall have become due and payable.

                                   ARTICLE 6

                            CONCERNING THE TRUSTEE

     SECTION 6.1  Duties and Responsibilities of Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

           (i) the duties and obligations of the Trustee with respect to the Senior Notes shall be determined solely by the express provisions of this Indenture and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;


     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of the Holders pursuant to Section 5.7, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

     SECTION 6.2  Reliance on Documents, Opinions, etc.

     Except as otherwise provided in Section 6.1:

     (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Corporation or any Guarantor mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Corporation or of such Guarantor;

     (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or by any Senior Subsidiary Guarantee at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture or such Senior Subsidiary Guarantee, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture and by the Senior Subsidiary Guarantees; provided, however, that nothing contained herein
                              --------  -------
shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived) to exercise with respect to the Senior Notes such of the rights and powers vested in it by this Indenture and by the Senior Subsidiary Guarantees, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document, unless requested in writing to do so by the Holders of not less than a majority in principal amount of the outstanding Senior Notes; provided, however, that if the payment within a reasonable time to
              --------  -------
the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture and the Senior Subsidiary Guarantees, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding;

     (g) the Trustee may execute any of the trusts or powers under this Indenture or under the Senior Subsidiary Guarantees or perform any duties hereunder or thereunder either directly or by or through agents (including any Authenticating Agent), custodians, nominees or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care;

     (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

     (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge hereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Principal Office of the Trustee, and such notice references the Senior Notes and this Indenture;

     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

     (k) the Trustee may request that the Corporation deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     SECTION 6.3  No Responsibility for Recitals, etc.

     The recitals contained herein and in the Senior Notes (except in the Certificate of Authentication of the Trustee or the Authenticating Agent) shall be taken as the statements of the Corporation and the Guarantors and the Trustee and the Authenticating Agent assume no responsibility for the correctness of the same. The Trustee and the Authenticating Agent make no representations as to the validity or sufficiency of this Indenture, of the Senior Subsidiary Guarantees or of the Senior Notes. The Trustee and the Authenticating Agent shall not be accountable for the use or application by the Corporation of any Senior Notes or the proceeds of any Senior Notes authenticated and delivered by the Trustee or the Authenticating Agent in conformity with the provisions of this Indenture.

     SECTION 6.4 Trustee, Authenticating Agent, Certain Others May Own Senior Notes.

     The Trustee or any Authenticating Agent or any Paying Agent or any transfer agent or any Senior Note Registrar in its individual or any other capacity, may become the owner or pledgee of Senior Notes with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, transfer agent or Senior Note registrar.

     SECTION 6.5  Moneys to be Held in Trust.

     Subject to the provisions of Section 11.4, all moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purpose for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee and any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Corporation. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Corporation, signed by the Chairman of the Board of Directors, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Corporation.

     SECTION 6.6  Compensation and Expenses of Trustee.

     The Corporation and the Guarantors agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation as agreed from time to time between the Corporation and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Corporation and the Guarantors will pay or reimburse the Trustee upon its request for all reasonable and necessary expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable and necessary compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ and any amounts paid by the Trustee to any Authenticating Agent pursuant to Section 6.14) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Corporation and the Guarantors also agree to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on income of the Trustee) incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Corporation, a Holder or any other Person) of liability in the premises.

     The Trustee shall have a lien prior to the Senior Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.6, except with respect to funds held in trust for the benefit of the Holders of particular Senior Notes.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(e) or Section 5.1(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section 6.6 shall survive the termination of this Indenture.

     SECTION 6.7  Officers' Certificate as Evidence.

     Except as otherwise provided in Sections 6.1 and 6.2, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

     SECTION 6.8  Conflicting Interest of Trustee.

     If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Corporation shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     SECTION 6.9  Eligibility of Trustee.

     The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia or a corporation or other Person permitted to act as trustee by the Commission authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.9 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     The Corporation may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Corporation, serve as the Trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

          SECTION 6.10  Resignation or Removal of Trustee.

          (a) The Trustee, or any successor trustee hereafter appointed, may at any time resign by giving written notice of such resignation to the Corporation and by mailing notice thereof to the Holders of the Senior Notes at their addresses as they shall appear on the Senior Note Register. Upon receiving such notice of resignation, the Corporation shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of its Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may petition, at the expense of the Corporation, any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Senior Note for at least six months may, subject to the provisions of Section 5.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b)  If at any time any of the following shall occur:

               (i)     the Trustee shall fail to comply with the provisions of
          Section 6.8 after written request therefor by the Corporation or by any Holder who has been a bona fide holder of a Senior Note for at least six months; or

               (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.9 and shall fail to resign after written request therefor by the Corporation or by any such Holder; or

               (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Corporation may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 5.9, any Holder who has been a bona fide holder of a Senior Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

          (c) The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may at any time remove the Trustee and nominate a successor trustee, which shall be deemed appointed as successor trustee unless within 10 days after such nomination the Corporation objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as provided in Section 6.10(a), may petition, at the expense of the Corporation, any court of competent jurisdiction for an appointment of a successor trustee.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

          SECTION 6.11  Acceptance by Successor Trustee.

          Any successor trustee appointed as provided in Section 6.10 shall execute, acknowledge and deliver to the Corporation and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the retiring trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 6.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring trustee thereunder. Upon request of any such successor trustee, the Corporation shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of
Section 6.6.

          No successor trustee shall accept appointment as provided in this
Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 6.8 and eligible under the provisions of Section 6.9.

          Upon acceptance of appointment by a successor trustee as provided in this Section 6.11, the Corporation shall mail notice of the succession of such trustee hereunder to the Holders of the Senior Notes at their addresses as they shall appear on the Senior Note Register. If the Corporation fails to mail such notice within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Corporation.

          SECTION 6.12  Succession by Merger, etc.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          If at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Senior Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Senior Notes so authenticated; and if at that time any of the Senior Notes shall not have been authenticated, any successor to the Trustee may authenticate such Senior Notes either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Senior Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that
                                                         --------  -------
the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Senior Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

          SECTION 6.13  Limitation on Rights of Trustee as a Creditor.

          The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

          SECTION 6.14  Authenticating Agents.

          There may be one or more Authenticating Agents appointed by the Trustee upon the request of the Corporation with power to act on its behalf and subject to its direction in the authentication and delivery of Senior Notes issued upon exchange or transfer thereof as fully to all intents and purposes as though any such Authenticating Agent had been expressly authorized to authenticate and deliver Senior Notes. Any such Authenticating Agent shall be acceptable to the Corporation and shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory thereof or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $5,000,000 and being subject to supervision or examination by federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, it shall resign immediately in the manner and with the effect herein specified in this Section 6.14.

          Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent.

          Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Corporation. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Corporation. Upon receiving such a notice of resignation or upon such a termination, or if at any time any Authenticating Agent shall cease to be eligible under this Section 6.14, the Trustee may, and upon the request of the Corporation shall, promptly appoint a successor Authenticating Agent eligible under this Section 6.14, shall give written notice of such appointment to the Corporation and shall mail notice of such appointment to all Holder as the names and addresses of such Holders appear on the Senior Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein.

          The Corporation agrees to pay to any Authenticating Agent from time to time reasonable compensation for its services.


                                   ARTICLE 7

                            CONCERNING THE HOLDERS

          SECTION 7.1  Action by Holders.

          Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Senior Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Holders in person or by agent or proxy appointed in writing, or (b) by the record of such Holder voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article Eight, or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Holders.

     If the Corporation shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Senior Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Senior Notes shall be computed as of the record date; provided, however, that no such
                                   --------  -------
authorization, agreement or consent by such Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date. In soliciting authorizations, agreements or consents from Holders, the Corporation may, at its option but subject to applicable law, require that such authorizations, agreements or consents be given on an irrevocable basis or, alternatively, impose such limitations on the revocability of such authorizations, agreements or consents as it determines.

     SECTION 7.2  Proof of Execution by Holders.

     Subject to the provisions of Sections 6.1, 6.2 and 8.5, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Senior Notes shall be proved by the Senior Note Register or by a certificate of the Senior Note Registrar. The Trustee may require such additional proof of any matter referred to in this Section 7.2 as it shall deem necessary.

     The record of any Holders' meeting shall be proved in the manner provided in Section 8.6.

     SECTION 7.3  Who Are Deemed Absolute Owners.

     Prior to due presentment for registration of transfer of any Senior Note, the Corporation, the Trustee, any Authenticating Agent, any Paying Agent, any transfer agent and any Senior Note Registrar may deem the person in whose name such Senior Note shall be registered upon the Senior Note Register to be, and may treat him as, the absolute owner of such Senior Note (whether or not such Senior Note shall be overdue) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Senior Note and for all other purposes; and neither the Corporation nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any transfer agent nor any Senior Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Senior Note.

     SECTION 7.4  Senior Notes Owned by Corporation Deemed Not Outstanding.

     In determining whether the Holders of the requisite aggregate principal amount of Senior Notes have concurred in any direction, consent or waiver under this Indenture, Senior Notes which are owned by the Corporation or any other obligor on the Senior Notes or by any Affiliate of the Corporation or of any such other obligor on the Senior Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the
                                                       --------
purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Senior Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Senior Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this

Section 7.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Senior Notes and that the pledgee is not the Corporation or any such other obligor or Affiliate of the Corporation or of any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

          SECTION 7.5  Revocation of Consents; Future Holders Bound.

          At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Senior Notes specified in this Indenture in connection with such action, any Holder of a Senior Note (or any Senior Note issued in whole or in part in exchange or substitution therefor) the serial number of which is shown by the evidence to be included in the Senior Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at the Principal Office of the Trustee and upon proof of holding as provided in Section 7.2, revoke such action so far as concerns such Senior Note (or so far as concerns the principal amount represented by any exchanged or substituted Senior Note). Except as aforesaid any such action taken by the Holder of any Senior Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Senior Note, and of any Senior Note issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Senior Note or any Senior Note issued in exchange or substitution therefor.


                                   ARTICLE 8

                               HOLDERS' MEETINGS

          SECTION 8.1  Purposes of Meetings.

          A meeting of Holders of the Senior Notes may be called at any time and from time to time pursuant to the provisions of this Article Eight for any of the following purposes:

          (a) to give any notice to the Corporation or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Five;

          (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Six;

          (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.2; or

          (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of such Senior Notes under any other provision of this Indenture or under applicable law.

          SECTION 8.2  Call of Meetings by Trustee.

          The Trustee may at any time call a meeting of Holders to take any action specified in Section 8.1, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to Holder at their addresses as they shall appear on the Senior Note Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.

          SECTION 8.3  Call of Meetings by Corporation or Holders.

          If at any time the Corporation pursuant to a resolution of the Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Senior Notes then outstanding, shall have requested the Trustee to call a meeting of Holders by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Corporation or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 8.1, by mailing notice thereof as provided in Section 8.2.

          SECTION 8.4  Qualifications for Voting.

          To be entitled to vote at any meeting of Holders a person shall (a) be a Holder of one or more Senior Notes or (b) a person appointed by an instrument in writing as proxy by a Holder of one or more such Senior Notes. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Corporation and its counsel.

          SECTION 8.5  Regulations.

          Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Senior Notes and of the appointment of proxies (including by requiring signature guarantees), and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Corporation or by Holders as provided in Section 8.3, in which case the Corporation or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

          Subject to the provisions of Section 7.4, at any meeting each Holder or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Senior Notes held or represented by him; provided, however, that no vote
                                            --------  -------
shall be cast or counted at any meeting in respect of any Senior Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Senior Notes held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 8.2 or 8.3 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

          SECTION 8.6  Voting.

          The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Senior Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.2. The record shall show the serial numbers of the Senior Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Corporation and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                   ARTICLE 9

                            SUPPLEMENTAL INDENTURES

     SECTION 9.1  Supplemental Indentures without Consent of Holders.

     The Corporation, the Guarantors and the Trustee may from time to time and at any time enter into an indenture, indentures or guarantees supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Holders, for one or more of the following purposes:

     (a) to evidence the succession of another corporation to the Corporation, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Corporation pursuant to Article Ten hereof;

     (b) to evidence the succession of another corporation to a Guarantor, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of such Guarantor pursuant to Article Fifteen hereof;

     (c) to add to the covenants of the Corporation or the Guarantors such further covenants, restrictions or conditions for the protection of such Holders of Senior Notes as the Board of Directors and the Trustee shall consider to be for the protection of such Holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional
                  --------  -------
covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

     (d) to cure any ambiguity or to correct or supplement any provision contained herein, in any Senior Subsidiary Guarantee or in any supplemental indenture or guarantee which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or guarantee;

     (e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee pursuant to the requirements of Section 6.11; or

     (f) to make any change that does not adversely affect the rights of any Holder in any material respect.

     The Trustee is hereby authorized to join with the Corporation and the Guarantors in the execution of any such supplemental indenture or guarantee, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder; provided that the Trustee
            --------
shall not be obligated to, but may in its discretion, enter into any such supplemental indenture or guarantee which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture or guarantee authorized by the provisions of this Section 9.1 may be executed by the Corporation, the Guarantors and the Trustee without the consent of the Holders of any of the Senior Notes then outstanding, notwithstanding any of the provisions of Section 9.2.

     SECTION 9.2  Supplemental Indentures with Consent of Holders.

     With the consent (obtained and evidenced as provided in Section 7.1) of the Holders of not less than a majority in aggregate principal amount of the Senior Notes then outstanding, the Corporation and the Guarantors, when authorized by their respective boards of directors or equivalent governing entities, and the Trustee may from time to time and at any time enter into an indenture, indentures or guarantees supplemental hereto (which shall conform to the provisions of the Trust Indenture Act then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or guarantee or of modifying in any manner the rights of the Holders of the Senior Notes; provided, however,
                                                             --------  -------
that no such supplemental indenture or guarantee shall, without the consent of the Holders of each Senior Note affected thereby, (i) extend the Stated Maturity of the Senior Notes, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or reduce any amount payable on redemption thereof or make the principal thereof or any interest or premium thereon payable in any coin or currency other than that provided in the Senior Notes, or impair or affect the right of any Holder to institute suit for payment thereof or the right of repayment, if any, at the option of the Holder, without the consent of the Holder of each Senior Note so affected, (ii) reduce the percentage of Senior Notes the Holders of which are required to consent to any such supplemental indenture, (iii) amend, change or modify in any material respect the obligation of the Corporation to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated; (iv) modify the seniority of the Senior Notes in any respect; or (v) eliminate or modify in any manner a Guarantor's obligations with respect to its Senior Subsidiary Guarantee which adversely affects Holders in any material respect, except as contemplated in this Indenture.

     Upon the request of the Corporation accompanied by a copy of a resolution of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture or guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Corporation and the Guarantors in the execution of such supplemental indenture or guarantee unless such supplemental indenture or guarantee affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture or guarantee. The Trustee may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture or guarantee executed pursuant to this Article Nine is authorized or permitted by, and conforms to, the terms of this Article Nine and that it is proper for the Trustee under the provisions of this Article Nine to join in the execution thereof.

     Promptly after the execution by the Corporation, the Guarantors and the Trustee of any supplemental indenture or guarantee pursuant to the provisions of this Section 9.2, the Trustee shall transmit, at the Corporation's expense, by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture or guarantee, to the Holders as their names and addresses appear upon the Senior Note Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or guarantee.

     It shall not be necessary for the consent of the Holders under this Section
9.2 to approve the particular form of any proposed supplemental indenture or guarantee, but it shall be sufficient if such consent shall approve the substance thereof.

     SECTION 9.3 Compliance with Trust Indenture Act; Effect of Supplemental Indentures.

     Any supplemental indenture executed pursuant to the provisions of this Article Nine shall comply with the Trust Indenture Act, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Corporation, the Guarantors and the Holders of Senior Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 9.4  Notation on Senior Notes.

     Senior Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Nine may bear a notation in form approved by the Corporation as to any matter provided for in such supplemental indenture. If the Corporation shall so determine, new Senior Notes so modified as to conform, in the opinion of the Corporation, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Corporation, authenticated by the Trustee or the Authenticating Agent and delivered in exchange for the Senior Notes then outstanding.

     SECTION 9.5 Evidence of Compliance of Supplemental Indenture to be Furnished Trustee.

     The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Nine.


                                  ARTICLE 10

                  CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

     SECTION 10.1  Corporation May Consolidate, etc., on Certain Terms.

     Nothing contained in this Indenture, the Senior Subsidiary Guarantees or in any of the Senior Notes shall prevent any consolidation or merger of the Corporation with or into any other Person (whether or not affiliated with the Corporation), or successive consolidations or mergers in which the Corporation or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Corporation or its successor or successors as an entirety, or substantially as an entirety, to any other Person (whether or not affiliated with the Corporation or its successor or successors) authorized to acquire and operate the same; provided, however, that the Corporation hereby covenants and agrees that, upon
--------  -------
any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment, in the case of the Corporation, of the principal of and premium, if any, and interest on all of the Senior Notes in accordance with the terms thereof, according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture with respect to the Senior Notes or established with respect to the Senior Notes to be kept or performed by the Corporation shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Corporation shall have been merged, or by the entity which shall have acquired such property (in each case, the "Surviving Entity"); provided,
                                           ----------------    ---------
further, that the Guarantors hereby covenant and agree that, upon any such
-------
consolidation, merger, sale, conveyance, transfer or other disposition, the application of the Senior Subsidiary

Guarantees to the obligations of the Surviving Entity in respect of the Senior Notes shall be expressly confirmed by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the Guarantors; provided, further, that after giving effect thereto, the Corporation
            --------  -------
or the Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) in compliance with the first paragraph of Section 3.11 and no Default shall have occurred and be continuing hereunder.

     SECTION 10.2  Successor Corporation to be Substituted for Corporation.

     In case of any such consolidation, merger, conveyance or transfer and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Senior Notes and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Corporation, such successor corporation shall succeed to and be substituted for the Corporation, with the same effect as if it had been named as the Corporation herein, and the Corporation thereupon shall be relieved of any further liability or obligation hereunder or upon the Senior Notes. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Harnischfeger Industries, Inc. (to be renamed Joy Global Inc.), any or all of the Senior Notes issuable hereunder which theretofore shall not have been signed by the Corporation and delivered to the Trustee or the Authenticating Agent; and, upon the order of such successor corporation instead of the Corporation and subject to all the terms, conditions and limitations prescribed in this Indenture, the Trustee or the Authenticating Agent shall authenticate and deliver any Senior Notes which previously shall have been signed and delivered by the officers of the Corporation to the Trustee or the Authenticating Agent for authentication, and any Senior Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee or the Authenticating Agent for that purpose. All the Senior Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Senior Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Indentures had been issued at the date of the execution hereof.

     SECTION 10.3  Opinion of Counsel to be Given Trustee.

     The Trustee, subject to the provisions of Sections 6.1 and 6.2, shall receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, conveyance or transfer, and any assumption, permitted or required by the terms of this Article Ten complies with the provisions of this Article Ten.

                                  ARTICLE 11

                          SATISFACTION AND DISCHARGE

     SECTION 11.1  Discharge of Indenture and Senior Subsidiary Guarantees.

     When (a) the Corporation shall deliver to the Trustee for cancellation all Senior Notes theretofore authenticated (other than any Senior Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.8) and not theretofore canceled, or (b) all the Senior Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Corporation shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the Senior Notes (other than any Senior Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.8) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or Redemption Date, as the case may be, but excluding, however, the amount of any moneys for the payment of principal of, and premium, if any, or interest on the Senior Notes (1) theretofore repaid to the Corporation in accordance with the provisions of Section 11.4, or (2) paid to any State or to the District of Columbia pursuant to its unclaimed property or similar laws, and if in either case the Corporation shall also pay or cause to be paid all other sums payable hereunder by the Corporation, then this Indenture and each Senior Subsidiary Guarantee shall cease to be of further effect, except that the provisions of Sections 2.5, 2.7, 2.8, 3.1, 3.2, 3.4, 6.6, 6.10 and 11.4 hereof, and the obligations of the Guarantors with respect thereto pursuant to Article Fifteen, shall survive until such Senior Notes shall mature and be paid. Thereafter,
Section 6.6, the obligations of the Guarantors with respect thereto pursuant to Article Fifteen, and Section 11.4 shall survive, and the Trustee, on demand of the Corporation accompanied by any Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Corporation, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture and each Senior Subsidiary Guarantee; provided, however, that the Corporation and
                                  --------  -------
the Guarantors hereby agree to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Senior Notes.

     SECTION 11.2  Deposited Moneys and U.S. Government Obligations Held in
Trust.

     Subject to the provisions of Section 11.4, all moneys and U.S. Government Obligations deposited with the Trustee pursuant to Sections 11.1 or 11.5 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Corporation if acting as its own paying agent), to the Holders of the Senior Notes for the payment of which such moneys or U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

     SECTION 11.3  Paying Agent to Repay Moneys Held.

     Upon the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent of the Senior Notes (other than the Trustee) shall, upon demand of the Corporation, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     SECTION 11.4  Return of Unclaimed Moneys.

     Any moneys deposited with or paid to the Trustee or any Paying Agent for payment of the principal of, and premium, if any, or interest on Senior Notes and not applied but remaining unclaimed by the Holders of Senior Notes for two years after the date upon which the principal of and premium, if any, or interest on such Senior Notes, as the case may be, shall have become due and payable, shall be repaid to the Corporation by the Trustee or such Paying Agent on written demand; and the Holder of any of the Senior Notes shall thereafter look only to the Corporation for any payment which such Holder may be entitled to collect and all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease. At the time of the return of any such monies to the Corporation, the Trustee or Paying Agent shall furnish the Corporation with records in sufficient detail to permit the Corporation to identify the Holders entitled to receive such monies.

     SECTION 11.5 Defeasance Upon Deposit of Moneys or U.S. Government Obligations.

     (a) The Corporation and the Guarantors shall be deemed to have been Discharged (as defined below) from their respective obligations with respect to the Senior Notes, and each Guarantor shall be deemed to have been Discharged from its obligations under its Senior Subsidiary Guaranty, upon satisfaction of the conditions set forth below:

          (i) the Corporation shall have deposited or caused to be deposited irrevocably with the Trustee or the Defeasance Agent (as defined below) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Senior Notes (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination of (A) and (B), sufficient, in the opinion (with respect to (B) and (C)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and the Defeasance Agent, if any, to pay and discharge each installment of principal of, and interest and premium, if any, on, the outstanding Senior Notes on the dates such installments of principal, premium or interest are due;

          (ii) if the Senior Notes are then listed on any national securities exchange, the Corporation shall have delivered to the Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that the exercise of the option under this Section 11.5 would not cause such Senior Notes to be delisted from such exchange;

          (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit shall not constitute a breach of the terms of any Bank Credit Facility; and

          (iv) the Corporation shall have delivered to the Trustee and the Defeasance Agent, if any, an Opinion of Counsel to the effect that Holders of the Senior Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of the option under this Section 11.5 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, and such opinion shall be accompanied by a private letter ruling to that effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service.

     (b) The Corporation shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 11.5 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Senior Notes.

     (c)  "Discharged"
           ----------

          (i) when used with respect to the Corporation, means that the Corporation shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Senior Notes and to have satisfied all the obligations under this Indenture relating to the Senior Notes (and the Trustee, at the expense of the Corporation, shall execute proper instruments acknowledging the same), except: (A) the rights of Holder to receive, from the trust fund described in clause (a)(i) above, payment of the principal of and the interest and premium, if any, on such Senior Notes when such payments are due; (B) the Corporation's obligations under Sections 2.7, 2.8, 5.2, 6.6 and 11.4; and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and

          (ii) when used with respect to any Guarantor, means that such Guarantor shall be deemed to have to have satisfied all its obligations under this Indenture and its Senior Subsidiary Guarantee, except to the extent that such obligations relate to Sections 11.5(b)(i)(A), (B) and (C) above.

     (d)  "Defeasance Agent" means another financial institution which is
           ----------------
eligible to act as Trustee hereunder and which assumes all of the obligations of the Trustee necessary to enable the Trustee to act hereunder. In the event such a Defeasance Agent is appointed pursuant to this Section 11.5, the following conditions shall apply:

          (i) The Trustee shall have approval rights over the document appointing such Defeasance Agent and the document setting forth such Defeasance Agent's rights and responsibilities;

          (ii) The Defeasance Agent shall provide verification to the Trustee acknowledging receipt of sufficient money and/or U.S. Government Obligations to meet the applicable conditions set forth in this Section 11.5;

          (iii) The Trustee shall determine whether the Corporation shall be deemed to have been Discharged from its respective obligations with respect to the Senior Notes.


                                  ARTICLE 12

                   IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                            OFFICERS AND DIRECTORS

     SECTION 12.1  Indenture and Senior Notes Solely Corporate Obligations.

     No recourse for the payment of the principal of, premium, if any, or interest on any Senior Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Corporation or any Guarantor in this Indenture or in any supplemental indenture or Senior Subsidiary Guarantee, or in any Senior Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Corporation, of such Guarantor or of any successor corporation of the Corporation or of such Guarantor, either directly or through the Corporation, through such Guarantor or through any successor corporation of the Corporation or such Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Senior Notes.

                                  ARTICLE 13

                           MISCELLANEOUS PROVISIONS

     SECTION 13.1  Successors.

     All the covenants, stipulations, promises and agreements in this Indenture contained by the Corporation shall bind its successors and assigns whether so expressed or not.

     SECTION 13.2  Official Acts by Successor Corporation.

     Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Corporation or of any Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Corporation or of such Guarantor, as the case may be.

     SECTION 13.3  Surrender of Corporation Powers.

     The Corporation by instrument in writing executed by authority of two-thirds of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Corporation, and thereupon such power so surrendered shall terminate both as to the Corporation and as to any successor corporation.

     SECTION 13.4  Addresses for Notices, etc.

     Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Senior Notes on the Corporation or any Guarantor may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Corporation with the Trustee for the purpose) to the Corporation, 3600 S. Lake Drive, St. Francis, Wisconsin 53235-3716, Attention: Chief Financial Officer (with a copy to the attention of the Corporation's General Counsel). Any notice, direction, request or demand by any Holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the office of the Trustee, addressed to the Trustee, 2 North LaSalle, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Department.

     SECTION 13.5  Governing Law.

     This Indenture, the Senior Subsidiary Guarantees and the Senior Notes shall be deemed to be contracts made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to conflict of laws principles thereof.

     SECTION 13.6  Evidence of Compliance with Conditions Precedent.

     Upon any application or demand by the Corporation to the Trustee to take any action under any of the provisions of this Indenture, the Corporation shall furnish to the Trustee an Officers' Certificate stating that in the opinion of the signers all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     SECTION 13.7  Legal Holidays.

     In any case where the date of payment of interest on or principal of the Senior Notes will not be a Business Day in New York, New York, the payment of such interest on or principal of the Senior Notes need not be made on such date but may be made on the next succeeding Business Day, with the same force and effect as if made on the date of payment and no interest shall accrue for the period from and after such date.

     SECTION 13.8   Trust Indenture Act to Control.

     (a) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.

     (b) Notwithstanding the foregoing, any provisions contained in this Indenture as to directions and waivers by Holders or impairment of Holders' rights to payment shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act and such sections are hereby expressly excluded from this Indenture and the Senior Notes, as permitted by the Trust Indenture Act.

     SECTION 13.9   Table of Contents, Headings, etc.

     The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 13.10  Execution in Counterparts.

     This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     SECTION 13.11  Separability.

     If any one or more of the provisions contained in this Indenture or in the Senior Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Senior Notes, but this Indenture and such Senior Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

     SECTION 13.12  Assignment.

     The Corporation will have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly-owned Subsidiary of the Corporation, provided that, in the event of any
                                            --------
such assignment, the Corporation will remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto.

                                  ARTICLE 14

                          REDEMPTION OF SENIOR NOTES

     SECTION 14.1   Applicability of Article.

     Redemption of Senior Notes at the election of the Corporation, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article Fourteen.

     SECTION 14.2   Optional Redemption.

     At any time prior to maturity, the Corporation may redeem the Senior Notes, as a whole or from time to time in part, at the Redemption Price (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, thereon to the applicable Redemption Date, if redeemed during the twelve month period beginning on April 1st of the years indicated below:

                    Year                       Percentage
                    ----                       -------------
                    2001                       105.37500%
                    2002                       104.03215%
                    2003                       102.68750%
                    2004                       101.34375%
                    2005                       100.00000%

     SECTION 14.3  Election to Redeem; Notice to Trustee.

     The election of the Corporation to redeem any Senior Notes pursuant to
Section 14.2 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Corporation of less than all the Senior Notes, the Corporation shall, not less than 45 nor more than 60 days prior to the Redemption Date fixed by the Corporation (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Senior Notes to be redeemed.

     SECTION 14.4  Selection by Trustee of Senior Notes to Be Redeemed.

     If less than all the Senior Notes are to be redeemed, the particular Senior Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Senior Notes then outstanding and not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Senior Notes of a denomination larger than $1,000.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Notes shall relate, in the case of any Senior Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Notes which has been or is to be redeemed.

     SECTION 14.5  Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder to be redeemed, at his address appearing in the Senior Note Register.

     All notices of redemption shall identify the Senior Notes to be redeemed (including CUSIP Number) and shall state:

     (a) the Redemption Date;

     (b) the Redemption Price;

     (c) if less than all the Senior Notes then outstanding are to be redeemed, the identification (and, in the case of partial redemption of any Senior Notes, the principal amounts) of the particular Senior Notes to be redeemed; and

     (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Senior Note to be redeemed and that interest thereon will cease to accrue on and after said date.

     Notice of redemption of Senior Notes to be redeemed at the election of the Corporation shall be given by the Corporation or, at the Corporation's request, by the Trustee in the name and at the expense of the Corporation.

     SECTION 14.6  Deposit of Redemption Price.

     Prior to any Redemption Date, the Corporation shall deposit with the Trustee or with a Paying Agent (or, if the Corporation is acting as its own paying agent, segregate and hold in trust as provided in Section 3.4) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Senior Notes which are to be redeemed on that date.

     SECTION 14.7  Senior Notes Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Senior Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Corporation shall default in the payment of the Redemption Price and accrued interest) such Senior Notes shall cease to bear interest. Upon surrender of any such Senior Note for redemption in accordance with said notice, such Senior Note shall be paid by the Corporation at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of
                                 --------  -------
interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Senior Notes, or one or more Predecessor Senior Notes, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 2.5.

     If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Senior Note.

     SECTION 14.8  Senior Notes Redeemed in Part.

     Any Senior Note which is to be redeemed only in part shall be surrendered at an office or agency of the Corporation designated for that purpose pursuant to Section 3.2 (with, if the Corporation or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Corporation shall execute, and the Trustee shall authenticate and deliver to the Holder of such Senior Note without service charge, a new Senior Note or Senior Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Senior Note so surrendered.

     SECTION 14.9  Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 3.12 hereof, the Corporation shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five
                                           ------------
Business Days after the termination of the Offer Period (the "Purchase Date"),
                                                              -------------
the Corporation shall purchase the principal amount of Senior Notes required to be purchased pursuant to Section 3.12 hereof (the "Offer Amount") or, if less
                                                   ------------
than the Offer Amount has been tendered, all Senior Notes tendered in response to the Asset Sale Offer. Payment for any Senior Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Corporation shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (a) that the Asset Sale Offer is being made pursuant to this Section 14.9 and Section 3.12 hereof and the length of time the Asset Sale Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Senior Note not tendered or accepted for payment shall continue to accrue interest;

     (d) that, unless the Corporation defaults in making such payment, any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

     (e) that Holders electing to have a Senior Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Senior Note purchased and may not elect to have only a portion of such Senior Note purchased;

     (f) that Holders electing to have a Senior Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, or transfer the Senior Note by book-entry transfer, to the Corporation, a Depositary Institution, if appointed by the Corporation, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Corporation, the Depositary Institution or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased;

     (h) that, if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the Offer Amount, the Corporation shall select the Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Corporation so that only Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered (or transferred by book-entry transfer).

     On or before 10:00 a.m. on the Purchase Date, the Corporation shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Corporation in accordance with the terms of this Section 14.9. The Corporation, the Depositary Institution or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Notes tendered by such Holder and accepted by the Corporation for purchase, and the Corporation shall promptly issue a new Senior Note, and the Trustee, upon written request from the Corporation shall authenticate and mail or deliver such new Senior Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Note surrendered. Any Senior Note not so accepted shall be promptly mailed or delivered by the Corporation to the Holder thereof. The Corporation shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 14.9, any purchase pursuant to this Section 14.9 shall be made pursuant to the provisions of Sections 14.3 through 14.8 hereof.


                                  ARTICLE 15

                         SENIOR SUBSIDIARY GUARANTEES

     SECTION 15.1  Guarantee.

     Subject to this Article Fifteen, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes or the obligations of the Corporation hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Senior Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Senior Notes, if any, if lawful, and all other obligations of the Corporation to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Corporation, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Corporation, any right to require a proceeding first against the Corporation, protest, notice and all demands whatsoever and covenant that this Senior Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Notes and this Indenture.

     If any Holder or the Trustee is required by any court or otherwise to return to the Corporation, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Corporation or the Guarantors, any amount paid by any of the foregoing to the Trustee or such Holder, this Senior Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Senior Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Senior Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Senior Subsidiary Guarantee.

     SECTION 15.2  Limitation on Guarantor Liability.

     Each Guarantor, and by its acceptance of Senior Notes, each Holder, hereby confirms that it is the intention of all such parties that the Senior Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Senior Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Senior Subsidiary Guarantee and this Article Fifteen shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws (including under any Bank Credit Facility), and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Fifteen, result in the obligations of such Guarantor under its Senior Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

     SECTION 15.3  Execution and Delivery of Senior Subsidiary Guarantee.

     To evidence its Senior Subsidiary Guarantee set forth in Section 15.1, each Guarantor hereby agrees that a notation of such Senior Subsidiary Guarantee substantially in the form included in Exhibit B hereto shall be endorsed by an officer of such Guarantor on each Senior Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

     Each Guarantor hereby agrees that its Senior Subsidiary Guarantee set forth in Section 15.1 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Senior Subsidiary Guarantee.

     If an officer of a Guarantor whose signature is on this Indenture or on the Senior Subsidiary Guarantee no longer holds that office at the time the Trustee or Authenticating Agent authenticates the Senior Note on which a Senior Subsidiary Guarantee is endorsed, the Senior Subsidiary Guarantee shall be, nevertheless, valid.

     The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Senior Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

     In the event that the Corporation creates or acquires any new Domestic Subsidiaries subsequent to the date of this Indenture, if required by Section 3.16, the Corporation shall cause such Domestic Subsidiaries to execute supplemental Indentures to this Indenture and Senior Subsidiary Guarantees in accordance with Section 3.16 and this Article Fifteen, to the extent applicable.

     SECTION 15.4  Guarantors May Consolidate on Certain Terms.

     Nothing contained in this Indenture, any Senior Subsidiary Guarantee or in any of the Senior Notes shall prevent any consolidation or merger of any Guarantor with or into any other Person, or successive consolidations or mergers in which such Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Corporation or its successor or successors as an entirety, or substantially as an entirety, to any other Person authorized to acquire and operate the same; provided, however,
                                                             --------  -------
that each Guarantor hereby covenants and agrees that (a) the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Corporation) shall unconditionally assume all the obligations of such Guarantor, pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Senior Notes, this Indenture, and the Senior Subsidiary Guarantee on the terms set forth herein or therein, and (b) immediately after giving effect to such transaction, no Default or Event of Default shall exist.

     In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Senior Subsidiary Guarantee endorsed upon the Senior Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Senior Subsidiary Guarantees to be endorsed upon all of the Senior Notes issuable hereunder which theretofore shall not have been signed by the Corporation and delivered to the Trustee. All the Senior Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Senior Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Senior Subsidiary Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles Three and Ten hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of a Guarantor with or into the Corporation or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Corporation or another Guarantor.

     SECTION 15.5  Releases Following Sale of Assets.

     In the event of (a) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise or (b) a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Senior Subsidiary Guarantee. Upon delivery by the Corporation to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Corporation in accordance with the applicable provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Senior Subsidiary Guarantee.

     Any Guarantor not released from its obligations under its Senior Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Senior Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article Fifteen.

                       *      *       *       *       *

     The Trustee hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.


                              HARNISCHFEGER INDUSTRIES, INC.


                              By:   /s/ Eric B. Fonstad
                                 -------------------------------------------
                                        Eric B. Fonstad
                                        Secretary


                              BNY MIDWEST TRUST COMPANY, as Trustee


                              By:   /s/ Daniel G. Donovan
                                 -------------------------------------------

                              Its:      Daniel G. Donovan
                                        Assistant Vice President

                              AMERICAN ALLOY CORPORATION, as Guarantor


                              By:   /s/ Eric B. Fonstad
                                 -------------------------------------------
                                        Eric B. Fonstad
                                        Vice President & Assistant Secretary


                              AMERICAN LONGWALL FACE CONVEYORS INC., as
                              Guarantor


                              By:   /s/ Eric B. Fonstad
                                 -------------------------------------------
                                        Eric B. Fonstad
                                        Vice President & Assistant Secretary


                              AMERICAN LONGWALL, INC., as Guarantor


                              By:   /s/ Eric B. Fonstad
                                 -------------------------------------------
                                        Eric B. Fonstad
                                        Vice President & Assistant Secretary

                              AMERICAN LONGWALL REBUILD, INC., as Guarantor


                              By:   /s/ Eric B. Fonstad
                                 -----------------------------------------------
                                        Eric B. Fonstad
                                        Vice President & Assistant Secretary


                              AMERICAN LONGWALL ROOF SUPPORTS, INC., as
                              Guarantor


                              By:   /s/ Eric B. Fonstad
                                 -----------------------------------------------
                                        Eric B. Fonstad
                                        Vice President & Assistant Secretary


                              BENEFIT, INC., as Guarantor


                              By:   /s/ Eric B. Fonstad
                                 -----------------------------------------------
                                        Eric B. Fonstad
                                        Vice President & Assistant Secretary


                              DOBSON PARK INDUSTRIES INC., as Guarantor


                              By:   /s/ Lenora G. Wagner
                                 -----------------------------------------------
                                        Lenora G. Wagner
                                        Vice President, Secretary and Treasurer


                              FIELD REPAIR SERVICES, LLC, as Guarantor


                              By:   /s/ Eric B. Fonstad
                                 -----------------------------------------------
                                        Eric B. Fonstad
                                        Assistant Secretary


                              HARNISCHFEGER CORPORATION a/k/a P&H Mining and a/k/a Harnco, as Guarantor


                              By:   /s/ Eric B. Fonstad
                                 -----------------------------------------------
                                        Eric B. Fonstad
                                        Assistant Secretary

                        *  *  *  SIGNATURE PAGE *  *  *

                              HARNISCHFEGER CREDIT CORPORATION, as Guarantor


                              By: /s/ Eric B. Fonstad
                                  _____________________________________________
                                      Eric B. Fonstad
                                      Secretary


                              HARNISCHFEGER TECHNOLOGIES, INC., as Guarantor

                              By: /s/ Lenora G. Wagner
                                  _____________________________________________
                                      Lenora G. Wagner
                                      Vice President, Secretary and Treasurer


                              HARNISCHFEGER WORLD SERVICES CORPORATION, as
                              Guarantor


                              By: /s/ Eric B. Fonstad
                                  _____________________________________________
                                      Eric B. Fonstad
                                      Secretary


                              HCHC, INC., as Guarantor


                              By: /s/ Lenora G. Wagner
                                  _____________________________________________
                                      Lenora G. Wagner
                                      Vice President, Secretary and Treasurer


                              HCHC UK HOLDINGS, INC., as Guarantor


                              By: /s/ Lenora G. Wagner
                                  _____________________________________________
                                      Lenora G. Wagner
                                      Vice President, Secretary and Treasurer


                              HIHC, INC., as Guarantor


                              By: /s/ Lenora G. Wagner
                                  _____________________________________________
                                      Lenora G. Wagner
                                      Vice President, Secretary and Treasurer

                       *  *  *  SIGNATURE PAGE  *  *  *

                              J.P.P., INC.(f/k/a J.P.D.,Inc.), as Guarantor


                              By: /s/ Michael S. Olsen
                                  _____________________________________________
                                      Michael S. Olsen
                                      President


                              JOY INTERNATIONAL SALES CORPORATION, as
                              Guarantor


                              By: /s/ Eric B. Fonstad
                                  _____________________________________________
                                      Eric B. Fonstad
                                      Assistant Secretary


                              JOY MM DELAWARE, INC., as Guarantor


                              By: /s/ Lenora G. Wagner
                                  _____________________________________________
                                      Lenora G. Wagner
                                      Vice President, Secretary and Treasurer


                              JOY POWER PRODUCTS, INC., as Guarantor


                              By: /s/ Michael S. Olsen
                                  _____________________________________________
                                      Michael S. Olsen
                                      President


                              JOY TECHNOLOGIES INC. d/b/a Joy Mining Machinery, as Guarantor


                              By: /s/ Eric B. Fonstad
                                  _____________________________________________
                                      Eric B. Fonstad
                                      Vice President & Assistant Secretary


                              JOY TECHNOLOGIES DELAWARE INC., as Guarantor


                              By: /s/ Lenora G. Wagner
                                  _____________________________________________
                                      Lenora G. Wagner
                                      Vice President, Secretary and Treasurer


                          * * * SIGNATURE PAGE * * *

                              JTI UK HOLDINGS, INC., as Guarantor


                              By: /s/ Lenora G. Wagner
                                  _____________________________________________
                                      Lenora G. Wagner
                                      Vice President, Secretary and Treasurer


                              MINING SERVICES, INC., as Guarantor


                              By: /s/ Eric B. Fonstad
                                  _____________________________________________
                                      Eric B. Fonstad
                                      Secretary


                              PEABODY & WIND ENGINEERING CORPORATION, as
                              Guarantor


                              By: /s/ Michael S. Olsen
                                  _____________________________________________
                                      Michael S. Olsen
                                      President


                              RCHH, INC., as Guarantor


                              By: /s/ Eric B. Fonstad
                                  _____________________________________________
                                      Eric B. Fonstad
                                      Vice President & Assistant Secretary


                              SOUTH SHORE CORPORATION, as Guarantor


                              By: /s/ Eric B. Fonstad
                                  _____________________________________________
                                      Eric B. Fonstad
                                      Vice President & Assistant Secretary


                              SOUTH SHORE DEVELOPMENT, LLC, as Guarantor


                              By: /s/ Eric B. Fonstad
                                  _____________________________________________
                                      Eric B. Fonstad
                                      Assistant Secretary

                            *** SIGNATURE PAGE ***

                              THE HORSBURGH & SCOTT COMPANY, as Guarantor


                              By:   /s/ Eric B. Fonstad
                                 -----------------------------------------------
                                        Eric B. Fonstad
                                        Vice President & Assistant Secretary


                          * * * SIGNATURE PAGE * * *

                                                                       EXHIBIT A
                                                                       ---------
                         (Form of Face of Senior Note)

                                JOY GLOBAL INC.

                         10.75% Senior Notes Due 2006

                                                           CUSIP No. 481165 AA 6

No. __________                                                         $________

          Joy Global Inc. (formerly known as Harnischfeger Industries, Inc.), a Delaware corporation (herein called the "Corporation", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of _____________________ Dollars on April 30, 2006, and to pay interest thereon from the Effective Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 30th and October 31st in each year, commencing October 31, 2001, at the rate of 10.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15th or October 15th, as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holder not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of, premium, if any, and interest on this Senior Note will be made at the office or agency of the Corporation maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Corporation payment
--------  -------
of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Senior Note Register. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

          Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.


                                                       _________________________

                                                       By_______________________



Attest:

_______________________


                       (Form of Reverse of Senior Note)

     This Senior Note is one of a duly authorized issue of Senior Notes of the Corporation designated as its 10.75% Senior Notes Due 2006 (herein called the "Senior Notes"), limited in aggregate principal amount to $167,000,000, issued and to be issued under an Indenture, dated as of July 10, 2001 (herein called the "Indenture"), between the Corporation, the Guarantors and BNY Midwest Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Senior Notes and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

     The Senior Notes are subject to redemption upon not less than 30 days nor more than 60 days' notice by mail, at any time, as a whole or in part, at the election of the Corporation, at the Redemption Price equal to the percentage of the principal amount set forth in the Indenture, together in the case of any such redemption with accrued interest and premium, if any, to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Senior Notes, or one or more predecessor Senior Notes, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.

     In the event of redemption of this Senior Note in part only, a new Senior Note or Senior Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of all the Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Senior Notes under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes then outstanding, on behalf of the Holders of all the Senior Notes, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

     No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Senior Note Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Corporation in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Senior Note registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Senior Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Senior Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to conflict of laws principles thereof.

                      Option of Holder to Elect Purchase

If you want to elect to have this Senior Note purchased by the Corporation pursuant to Section 3.12 or Section 3.14 of the Indenture, check the box below:

               [_]  Section 3.12              [_]  Section 3.14

If you want to elect to have only part of the Senior Note purchased by the Corporation pursuant to Section 3.12 or Section 3.14 of the Indenture, state the amount you elect to have purchased: $_____________


Date:____________
                         Your Signature:________________________________
                              (Sign exactly as your name appears on the face of this Senior Note)

                         Tax Identification No:_________________________________


                         SIGNATURE GUARANTEE:___________________________________


Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such
                                                                 -----
other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B
                                                                       ---------


              (Form of  Notation of Senior Subsidiary Guarantee)

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of July 10, 2001 (the "Indenture") among Joy Global Inc.
                                           ---------
(formerly known as Harnischfeger Industries, Inc.) (the "Corporation"), the
                                                        -----------
Guarantors listed on Schedule I thereto and BNY Midwest Trust Company, as Trustee (the "Trustee"), (a) the due and punctual payment of the principal of,
              -------
premium, if any, and interest on the Senior Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Corporation to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and the Trustee pursuant to the Senior Subsidiary Guarantee and the Indenture are expressly set forth in Article Fifteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Senior Subsidiary Guarantee. Each Holder of a Senior Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however,
                                                          --------  -------
that the indebtedness evidenced by this Senior Subsidiary Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Senior Note in accordance with the provisions of the Indenture.


                                         [Name of Guarantor(s)]

                                         By: ____________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT C
                                                                       ---------

                        (Form of Supplemental Indenture
                   To Be Delivered by Subsequent Guarantors)

     Supplemental Indenture (this "Supplemental Indenture"), dated as of
                                   ----------------------
[______], among  _____ (the "Guaranteeing Subsidiary"), a subsidiary of Joy
                             -----------------------
Global Inc. (formerly known as Harnischfeger Industries, Inc.) (or its permitted successor), a Delaware corporation (the "Corporation"), the Corporation, the
                                         -----------
other Guarantors (as defined in the Indenture referred to herein) and BNY Midwest Trust Company, as Trustee under the Indenture referred to below (the "Trustee").
 -------

                              W I T N E S S E T H

     WHEREAS, the Corporation has heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of July 10, 2001 providing
                           ---------
for the issuance of an aggregate principal amount of up to $167,000,000 of 10.75% Senior Notes Due 2006 (the "Senior Notes");
                                   ------------

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental Indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Corporation's obligations under the Senior Notes and the Indenture on the terms and conditions set forth herein (the "Senior Subsidiary
                                                             -----------------
Guarantee"); and
---------

     WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

     (a) Along with all Guarantors named in the Indenture, to jointly and severally guarantee to each Holder of a Senior Note authenticated and delivered by the Trustee or Authenticating Agent and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Notes or the obligations of the Corporation hereunder or thereunder, that:

          (i) the principal of, premium, if any, and interest on the Senior Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Senior Notes, if any, if lawful, and all other obligations of the Corporation to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (ii) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

     (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Corporation, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

     (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Corporation, any right to require a proceeding first against the Corporation, protest, notice and all demands whatsoever.

     (d) This Senior Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Notes and the Indenture.

     (e) If any Holder or the Trustee is required by any court or otherwise to return to the Corporation, the Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Corporation or the Guarantors, any amount paid by any of the foregoing to the Trustee or such Holder, this Senior Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Senior Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Senior Subsidiary Guarantee.

     (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Senior Subsidiary Guarantee.

     (i) Pursuant to Section 15.2 of the Indenture, the obligations of the Guaranteeing Subsidiary hereunder and under Article Fifteen of the Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and any other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws (including under any Bank Credit Facility), and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article Fifteen of the Indenture, result in the obligations of such Guarantor under its Senior Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Senior Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Senior Subsidiary Guarantee.

4.   GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

     (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

          (i) subject to Section 15.4 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Corporation) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Senior Notes, the Indenture and the Senior Subsidiary Guarantee on the terms set forth herein or therein; and

          (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

     (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by Supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Senior Subsidiary Guarantee endorsed upon the Senior Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Senior Subsidiary Guarantees to be endorsed upon all of the Senior Notes issuable hereunder which theretofore shall not have been signed by the Corporation and delivered to the Trustee. All the Senior Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Senior Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Senior Subsidiary Guarantees had been issued at the date of the execution hereof.

     (c) Except as set forth in Articles Three and Ten of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Senior Notes shall prevent any consolidation or merger of a Guarantor with or into the Corporation or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Corporation or another Guarantor.

5.   RELEASES.

     (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Senior Subsidiary Guarantee. Upon delivery by the Corporation to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Corporation in accordance with the provisions of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Senior Subsidiary Guarantee.

     (b) Any Guarantor not released from its obligations under its Senior Subsidiary Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Senior Notes and for the other obligations of any Guarantor under the Indenture as provided in Article Fifteen of the Indenture.

6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Corporation or any Guaranteeing Subsidiary under the Senior Notes, any Senior Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

7. NEW YORK LAW TO GOVERN. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10   THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Corporation.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
                                    Dated: ________ __, ____

                                    [GUARANTEEING SUBSIDIARY]
                                    By: _________________________________
                                    Name:
                                    Title:


                                    JOY GLOBAL INC.
                                    By: _________________________________
                                    Name:
                                    Title:


                                    [EXISTING GUARANTORS]

                                    By: _________________________________
                                    Name:
                                    Title:


                                    BNY MIDWEST TRUST COMPANY
                                    as Trustee


                                    By: _________________________________
                                    Name:
                                    Title:

                                  Schedule I
                                  ----------

                            SCHEDULE OF GUARANTORS
                            ----------------------

The following schedule lists each Guarantor under the Indenture as of the date of this Indenture:

          (1) Harnischfeger Industries, Inc. (to be renamed Joy Global Inc.), a Delaware corporation

          (2)   American Alloy Corporation, an Ohio corporation

          (3)   American Longwall Face Conveyors Inc., a Delaware corporation

          (4)   American Longwall, Inc., a Delaware corporation

          (5)   American Longwall Rebuild, Inc., a Delaware corporation

          (6)   American Longwall Roof Supports, Inc., a New York corporation

          (7)   Benefit, Inc., a Delaware corporation

          (8)   Dobson Park Industries Inc., a Delaware corporation

          (9)   Field Repair Services, LLC, a Delaware limited liability company

          (10)  Harnischfeger Corporation, a Delaware corporation

          (11)  Harnischfeger Credit Corporation, a Delaware corporation

          (12)  Harnischfeger Technologies, Inc., a Delaware corporation

          (13)  Harnischfeger World Services Corporation, a Delaware corporation

          (14)  HCHC, Inc., a Delaware corporation

          (15)  HCHC UK Holdings, Inc., a Delaware corporation

          (16)  HIHC, Inc., a Delaware corporation

          (17)  J.P.P., Inc., a Delaware corporation

          (18)  Joy International Sales Corporation, a Delaware corporation

          (19)  Joy MM Delaware, Inc., a Delaware corporation

          (20)  Joy Power Products, Inc., a Pennsylvania corporation

          (21)  Joy Technologies Inc., a Delaware corporation

          (22)  Joy Technologies Delaware Inc., a Delaware corporation

          (23)  JTI UK Holdings, Inc., a Delaware corporation

          (24)  Mining Services, Inc., a Delaware corporation

          (25) Peabody & Wind Engineering Corporation, a Pennsylvania corporation

          (26)  RCHH, Inc., a Delaware corporation

          (27)  South Shore Corporation, a Wisconsin corporation

          (28) South Shore Development, LLC, a Delaware limited liability company

          (29)  The Horsburgh & Scott Company, an Ohio corporation